================================================================================


                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential for use by Commission only
         (as permitted by Rule 14a-6(e)(2)
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                              ARIS INDUSTRIES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                              ARIS INDUSTRIES, INC.
                   ------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:__________________

     2) Aggregate number of securities to which transaction applies:_________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 ( Set forth the amount on which the filing fee is calculated and state how it was determined):_______________________________________

     4)   Proposed maximum aggregate value of
          transaction:________________________

     5)   Total to be paid:_____________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:_____________________________________________

     2)   Form, Schedule or Registration Statement
          No.:___________________________

     3)   Filing Party:________________________________________________________

     4)   Date Filed:_________________________________________________________


================================================================================

                              ARIS INDUSTRIES, INC.
                                475 FIFTH AVENUE
                            NEW YORK, NEW YORK 10017


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD THURSDAY JULY 9, 1998
                       ----------------------------------



To the Stockholders of Aris Industries, Inc.:

               NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Aris Industries, Inc. ("Aris") will be held on Thursday, July 9, 1998, at 10:00 A.M., New York City time, at Chase Manhattan Bank, 270 Park Avenue, 11th Floor, Conference Room "C", New York, New York, for the following purposes:

               1. Re-electing the current five members of the Board of Directors for an additional one year term;

               2. Ratifying the appointment of Deloitte & Touche LLP as independent auditors for Aris for the fiscal year ending December 31st, 1998;

               3. Ratifying the amendment of the Aris 1993 Stock Incentive Plan to increase the shares reserved for grants and awards under such plan from 1,200,000 to 3,500,000 (such Plan, as amended, is attached as Exhibit I to the accompanying Proxy Statement).

               4. Ratifying the grant of 750,000 stock options (subject to achievement of vesting requirements) under the Aris 1993 Stock Incentive Plan to Charles S. Ramat, Chairman, President and Chief Executive Officer of Aris.

               5. Transacting such other business as may properly come before the Annual Meeting or any adjournments thereof.

               The Board of Directors of Aris has fixed the close of business on Monday, June 1, 1998 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

               Stockholders, whether or not they expect to attend the Annual Meeting personally, are requested to complete, date, sign and return the enclosed proxy in the accompanying envelope, which requires no postage.

                                      By Order of the Board of Directors,



                                      Paul Spector
                                      Secretary


New York, New York
June 1, 1998

              IMPORTANT - PLEASE SIGN AND MAIL YOUR PROXY PROMPTLY.

           TO ASSURE THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE
                  ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN
                THE PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                              ARIS INDUSTRIES, INC.
                                475 FIFTH AVENUE
                            NEW YORK, NEW YORK 10017

                               ------------------

                                PROXY STATEMENT
                                  JUNE 1, 1998

                               ------------------


                         ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD THURSDAY, JULY 9, 1998


                              GENERAL INFORMATION


               This Proxy Statement is being furnished to holders of common stock, par value $0.01 per share (the "Common Stock"), of Aris Industries, Inc., a New York corporation (the "Company" or "Aris") in connection with the solicitation of proxies by the Company to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") scheduled to be held on Thursday, July 9, 1998 at 10:00 A.M., New York City time, at Chase Manhattan Bank, 270 Park Avenue, 11th Floor, Conference Room "C", New York, New York, and at any and all adjournments thereof. This Proxy Statement, the enclosed Notice of Annual Meeting of Stockholders and the enclosed form of proxy are first being mailed or given on or about Monday, June 1, 1998 to holders of record of the Company's Common Stock as of the close of business on Monday, June 1, 1998.

               Stockholders of the Company are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, it is important that you complete the enclosed proxy card and sign, date and return it as promptly as possible in the envelope enclosed for that purpose. Stockholders giving a proxy may revoke it by notice in writing delivered to the Secretary of the Company or by delivering a later dated proxy to the Secretary of the Company, in either case, at any time before it is exercised. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Stockholders who wish to vote in person at the Annual Meeting despite execution of a proxy, should contact the Secretary of the Company.

               The solicitation of proxies being made hereby is made by the Company, and the cost of soliciting proxies and the cost of the Annual Meeting will be borne by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by personal interview, telephone and similar means by directors, officers or employees of the Company, none of whom will be specially compensated for such activities. The Company also intends to request that brokers, banks and other nominees solicit proxies from their principals, and the Company will, upon request, pay such brokers', banks' and other nominees' reasonable expenses incurred by them for such activities.

               The Company's principal executive offices are located at 475 Fifth Avenue, New York, New York 10017 and its telephone number is (212) 686-5050.

VOTING RIGHTS

               Each share of Common Stock is entitled to one vote on all matters to be voted upon at the Annual Meeting. There is no cumulative voting. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business. On matters brought before the Annual Meeting as to which a choice has been specified by stockholders on the proxy, the shares will be voted accordingly. If no choice is so specified, the shares will be voted FOR the election of the five nominees for the Board of Directors listed in this Proxy Statement, FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company for its fiscal year ending December 31, 1998, FOR the ratification of the Amendment of the Aris 1993 Stock Incentive Plan to increase the number of shares reserved for grants and awards under such Plan from 1,200,000 to 3,500,000, and FOR the ratification of the grant of 750,000 stock options under the Aris 1993 Stock Incentive Plan to Charles S. Ramat, Chairman, President and Chief Executive Officer of Aris. Other business, if any, brought before the Annual Meeting shall be voted FOR or AGAINST by the persons designated to vote the proxies as they, in their discretion, determine.

               The Company will appoint inspectors of election which will tally votes of those attending the Annual Meeting or voting by proxy. Abstentions and non-votes will not be counted towards the requirement of a plurality or a majority of those votes present.

               Only stockholders of record as of the close of business on Monday, June 1, 1998 are entitled to vote at the Annual Meeting. At that date, the Company had outstanding and entitled to vote 14,906,711 shares of Common Stock held by approximately 4,253 stockholders of record. For information regarding the current ownership of the Common Stock by its principal stockholders and management, see "Security Ownership of Certain Beneficial Owners and Management" herein.

               The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 as filed with the Securities and Exchange Commission (the "SEC"), is enclosed herewith as the Company's Annual Report to Stockholders for such fiscal year.

                             ELECTION OF DIRECTORS

               Aris' Board of Directors (the "Board" or the "Board of Directors") consists of five members. Directors are elected by the vote of the Company's stockholders at the Company's Annual Meeting of Stockholders to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualify, provided that vacancies occurring in the Board of Directors may be filled by vote of the directors.

               The names, principal occupations (currently and for at least the preceding five years) and other information concerning nominees proposed for election to the Board of Directors are presented below. All of the nominees for the office of director are currently directors of Aris and each has served continuously since the year indicated. Proxies will be voted for all such nominees, unless marked to the contrary.

               Aris believes that each nominee will serve as a director, but should any such nominee be unable to serve as a director or withdraws from nomination, proxies will be voted for the election of such substitute nominee as the Board of Directors may propose.

NOMINEES FOR ELECTION AS DIRECTORS

               CHARLES S. RAMAT, 47, has been a Director and President of the Company since December 1986, Chairman of the Board of Directors and Chief Executive Officer since August 1991 and Assistant Secretary since January 1988. Mr. Ramat has also been Chairman of the Board and Chief Executive Officer of ECI since December, 1995 and Chairman of the Board and Chief Executive Officer of ECI Sportswear since July, 1997. Mr. Ramat is the brother-in-law of David N. Schreiber.

               JOHN J. HANNAN, 45, has been a Director of the Company since June 1993. Mr. Hannan is one of the founding principals of Apollo Advisors, L.P. which acts as managing general partner of Apollo Investment Fund, L.P., AIF II, L.P. and Apollo Investment Fund III, L.P., private securities investment funds, of Apollo Real Estate Advisors, L.P. which acts as managing general partner of the Apollo Real Estate Investment Funds, and of Lion Advisors, L.P., which acts as financial advisor to and representative for certain institutional investors with respect to securities investments. Mr. Hannan is also a director of Converse, Inc., Florsheim Group, Inc., and of United Auto Group, Inc.

               EDWARD M. YORKE, 39, has been a Director of the Company since June 1993. Mr. Yorke is an officer of Apollo Advisors, L.P. and of Lion Advisors, L.P., with which he has been associated since 1992. From 1990 to 1992, Mr. Yorke was a vice president in the high yield capital markets group of BT Securities Corp. Mr. Yorke is also a director of Salant Corporation and Telemundo Group, Inc.

               ROBERT A. KATZ, 31, has been a Director of the Company since June 1993. Mr. Katz is an officer of Apollo Advisors, L.P. and of Lion Advisors, L.P., with which he has been associated with since 1990. Mr. Katz is also a director of Salant Corporation, Vail Resorts, Inc., Alliance Imaging, Inc.
and MTL, Inc.

               DAVID N. SCHREIBER, 54, has been a Director of the Company since December 1986. Mr. Schreiber is currently the Vice President of A.H. Schreiber Co. Inc., a manufacturer of women's and children's swim wear and intimate apparel, a position he has held since prior to 1988. Mr. Schreiber served as Chairman of the Board of Directors of Servtex from May 1991 to November 1992 and as Vice President from 1987 to 1991. Mr. Schreiber is Mr. Ramat's brother-in-law.

               On June 30, 1993, a New Shareholders Agreement was entered into among Apollo Aris Partners, L.P. ("Apollo") and the previous management shareholders of the Company (consisting of Alexander M. Goren, James G. Goren, certain entities affiliated with the Gorens, Robert K. Lifton, Charles S. Ramat, Howard L. Weingrow and the trustees of certain trusts for the benefit of Mr. Ramat's children) providing that from and after June 30, 1993, the shareholder parties thereto agree to vote their shares such that the prior management shareholders will be entitled to elect one member of the Board of Directors, who shall be Charles S. Ramat, as long as Mr. Ramat's Executive Employment Agreement with the Company (entitling him to be elected a Director of the Company) is in effect. Pursuant to the Company's Plan of Reorganization effective June 30, 1993, Charles S. Ramat, David N. Schreiber and three additional Directors designated by Apollo (John J. Hannan, Edward M. Yorke and Robert Katz) were elected to the Board of Directors of Aris.

               On July 15, 1997, the closing date of the Company's acquisition of the assets of Davco Industries, Inc. ("Davco"), the Company, Davco, the shareholders of Davco (Steven Arnold and Christopher Healy), Apollo, and Charles
S. Ramat entered into a shareholders agreement with respect to the 3,000,000 shares of the Company's Common Stock delivered to Davco as part of the purchase price of the acquisition (the "Davco Shareholders Agreement"). The Davco Shareholders Agreement provides that so long as Mr. Ramat is Chairman, Chief Executive Officer or President of the Company, Davco and Messrs. Arnold and Healy agree to vote all of their shares of the Company, on all corporate matters including the election of Directors, for the recommendations, proposals and nominations of the Board of Directors of the Company.

               THE BOARD RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE. ASSUMING THE PRESENCE OF A QUORUM, THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTES CAST IS NECESSARY FOR THE ELECTION OF DIRECTORS.

OTHER INFORMATION REGARDING THE DIRECTORS

               The Board held four meetings during the fiscal year ended December 31, 1997 (the "1997 Fiscal Year"). During the 1997 Fiscal Year, none of the incumbent directors attended fewer than 75 percent of the aggregate number of meetings held by (i) the Board during the period for which he served as a director, and (ii) the Committees of which he was a member during the period for which he served on these Committees.

               During the 1997 Fiscal Year, each director (other than Mr. Ramat) received director's fees at the rate of $18,000 per annum. Each of these directors will be entitled to receive director's fees of $18,000 per annum for the 1998 fiscal year and are entitled to receive reimbursement for expenses incurred in attending meetings of the Board or committees thereof on which they serve. In addition, outside directors (Mr. Schreiber) are entitled to receive $500 per meeting of the committees of the Board to which they are assigned (Mr. Schreiber is a member of the Audit Committee). Mr. Ramat receives no additional compensation for service as a director.

               The Board has established two standing committees to assist it in the discharge of its responsibilities. The Board's Audit Committee consists of Messrs. Katz and Schreiber. The Audit Committee is charged with reviewing matters relating to the annual report prepared by the Company's independent auditors, reviewing interim financial statements and evaluating internal controls and systems established by the Company. The Audit Committee has met once during the 1997 Fiscal Year. The Board's Compensation and Stock Option Committee consists of Messrs. Hannan, Yorke and Katz. The Compensation and Stock Option Committee is charged with reviewing and making determinations with respect to compensation to be paid to officers and other employees of the Company and with administering and making determinations under the Company's 1993 Stock Incentive Plan. The Compensation and Stock Option Committee met four times during the 1997 Fiscal Year. The Board does not have a standing nominating committee.

                               EXECUTIVE OFFICERS

               The following table sets forth certain information with respect to the executive officers of Aris:

                                                                      Officer of
     Name              Age         Positions and Offices              Aris Since
     ----              ---         ---------------------              ----------

Charles S. Ramat       47       Chairman of the Board, President,      December
                                Chief Executive Officer and              1986
                                Assistant Secretary of the
                                Company and Chairman of the
                                Board, Chief Executive Officer
                                and Assistant Secretary of its
                                wholly owned subsidiary Europe
                                Craft Imports, Inc. ("ECI") and
                                its indirect wholly owned
                                subsidiary, ECI Sportswear, Inc.
                                ("ECI Sportswear")

Paul Spector           56       Senior Vice President, Chief           December
                                Financial Officer, Treasurer and         1986
                                Secretary

Vincent F. Caputo      44       Vice President, Assistant Treasurer     May 1992
                                and Assistant Secretary


               Each of the executive officers of Aris was elected at a meeting of the Board of Directors and will serve until the next Annual Meeting of the Board of Directors or until his successor has been duly elected and qualified, provided, however, that Mr. Ramat's term of office is set forth in his Executive Employment Agreement with the Company (see "Executive Compensation -- Employment Agreements").

               Mr. Ramat has been President of the Company since December 1986, Chairman of the Board of Directors and Chief Executive Officer since August 1991 and Assistant Secretary since January 1988. Mr. Ramat has also been Chairman of the Board and Chief Executive Officer of ECI since December, 1995 and Chairman of the Board and Chief Executive Officer of ECI Sportswear since July 1997. Mr. Ramat is the brother-in-law of David N. Schreiber. Mr. Ramat has served as a director of the Company since December 1986.

               Mr. Spector has been Senior Vice President and Chief Financial Officer since May 1992 and Treasurer and Secretary of the Company since August 1991. From 1986 until May 1992, Mr. Spector was Vice President of the Company and from 1983 until August 1991 Mr. Spector was Controller of the Company.

               Mr. Caputo has been Vice President, Assistant Treasurer and Assistant Secretary of the Company since May 1992. From April 1988 until May 1992, Mr. Caputo was Director of Taxes for the Company. From January 1986 until March 1988, Mr. Caputo was the Corporate Tax Manager for Automatic Data Processing, Inc.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

               The table below sets forth the beneficial ownership of the Company's Common Stock on May 1, 1998, by certain holders. Those holders are persons who either (i) are beneficial owners of 5% or more of the Company's Common Stock, or (ii) are officers or directors of the Company. This information is based on the Company's current information concerning the ownership of its securities.

               As a result of the agreements relating, among other things, to the nomination and election of directors and the acquisition and disposition of Common Stock of the Company set forth in the New Shareholders Agreement and Equity Registration Rights Agreement, entered into June 30, 1993, Apollo Aris and the Non-Apollo Subject Shareholders referred to therein (each a "Non-Apollo Subject Shareholder" and collectively the "Non-Apollo Subject Shareholders") may be deemed to constitute a "group" within the meaning of Section 13(d)(3) under the Securities Exchange Act of 1934, as amended. As such, the Non-Apollo Subject Shareholders and Apollo Aris may be deemed to have shared voting and dispositive power over all of the 9,111,039 shares of Common Stock owned in the aggregate by the Non-Apollo Subject Shareholders and Apollo Aris on June 30, 1993, or 76.6% of the total number of shares of Common Stock then outstanding. Reference is made to such statements on Schedule 13D as have been or may be filed with the Securities and Exchange Commission by Apollo Aris and the Non-Apollo Subject Shareholders regarding such parties and their respective ownership of Common Stock.


=====================================================================================
         Name and Address                      Shares of Common Stock   Percent
     of Beneficial Owner (1)                                            of Class
-------------------------------------------------------------------------------------
Apollo Aris Partners, L.P.                       5,804,820     (2)(3)     38.9%
 c/o Apollo Advisors, L.P.
 Two Manhattanville Road
 Purchase, New York 10577
-------------------------------------------------------------------------------------
Davco Industries, Inc.                           3,000,000     (4)        20.1%
(name changed to AH Equities, Inc.)
Steven Arnold
Christopher Healy
 c/o Sargent & Sargent
 830 Post Road East
 Westport, Connecticut 06880
-------------------------------------------------------------------------------------
Chase Manhattan Bank                             833,973                   5.6%
 350 Fifth Avenue
 New York, New York 10018
-------------------------------------------------------------------------------------
Robert K. Lifton                                 702,355       (2)         4.7%
 805 Third Avenue
 New York, New York 10022
-------------------------------------------------------------------------------------


=====================================================================================
         Name and Address                      Shares of Common Stock   Percent
     of Beneficial Owner (1)                                            of Class
-------------------------------------------------------------------------------------
Howard L. Weingrow                                 702,469     (2)        4.7%
 805 Third Avenue
 New York, New York 10022
-------------------------------------------------------------------------------------
Charles S. Ramat                                 1,047,465     (2)(5)(7)  7.0%
 475 Fifth Avenue
 New York, New York  10017
-------------------------------------------------------------------------------------
James G. and Alexander M. Goren                  1,199,627     (2)(6)     8.1%
 805 Third Avenue
 New York, New York 10022
-------------------------------------------------------------------------------------
David N. Schreiber                                 115,135     (5)(7)     0.8%
 c/o A.H. Schreiber & Co, Inc.
 460 West 34th Street, 10th Floor
 New York, New York 10001
-------------------------------------------------------------------------------------
Paul Spector                                        55,000      (7)       0.4%
 475 Fifth Avenue
 New York, New York  10017
-------------------------------------------------------------------------------------
Vincent Caputo                                       5,000      (7)       0.1%
 475 Fifth Avenue
 New York, New York 10017
-------------------------------------------------------------------------------------
All persons who are officers                     1,222,599      (8)       8.2%
 or directors of the Company,
 as a group (seven persons)
=====================================================================================


     (1) Except as noted in these footnotes or as otherwise stated above, each person has sole voting and investment power.

     (2) These and certain related persons are parties to the New Shareholders Agreement, described below, containing certain voting and other arrangements as to shares covered thereby.

     (3) This table does not reflect any beneficial ownership by Messrs. Yorke, Katz or Hannan, directors of the Company associated with Apollo Aris. Such persons do not directly own any shares of Common Stock, and such persons disclaim beneficial ownership of all shares held by Apollo Aris Partners, L.P.

     (4) These shares are held of record by Davco Industries, Inc. ("Davco"), whose name was changed to AH Equities, Inc., and were issued to Davco on July 15, 1997 as a component of the purchase price for the Company's acquisition of the assets of Davco. Steven Arnold is the 60% shareholder, and Christopher Healy is the 40% shareholder, of Davco and Messrs. Arnold and Healy are parties to the Davco Shareholders Agreement containing certain voting and other arrangements covering these shares described below.

     (5) With respect to 105,135 of the shares listed next to Mr. Schreiber's name: Mr. Schreiber is co-trustee, with Ora Ramat, the wife of Charles
          S. Ramat, of three trusts for the benefit of three children of Mr. and Mrs. Ramat that own these shares. Mr. Schreiber and Mrs. Ramat disclaim beneficial ownership of these shares. These shares are not included in the number of shares listed next to Mr. Ramat's name.

     (6) James and Alexander Goren are brothers. These shares are beneficially owned as follows: James Goren individually owns 267,857 shares of Common Stock. Alexander Goren, individually owns 327,381 shares of Common Stock. 476,191 shares are owned by MGI Associates, L.P., a Delaware limited partnership, of which James Goren is the managing general partner and Alexander Goren is a general partner, and over which shares James Goren has full voting and dispositive power. 9,151 shares are owned by Goren Brothers, a New York general partnership of which the Gorens are the only partners. 119,048 shares are held in two trusts for the children of Alexander Goren, of which trusts the Gorens are co-trustees.

     (7) Includes options to purchase the following numbers of shares of Common Stock of the Company under the 1993 Stock Incentive Plan which became exercisable on or prior to December 31, 1997: Charles S. Ramat (400,000), David N. Schreiber (10,000), Paul Spector (55,000) and Vincent Caputo (5,000).

     (8) These shares are attributed to Messrs. Ramat, Schreiber, Spector and Caputo.

               On September 30, 1996, in connection with an amendment to the Company's loan agreement with its former lender, Heller Financial, Inc. (`Heller") resulting in forgiveness of certain indebtedness of the Company to Heller, the Company issued to Heller a warrant, exercisable for nominal consideration until September 30, 2006, to obtain 584,345 shares of the Company's Common Stock (equal to approximately 3.9% of the Company's outstanding Common Stock on May 1, 1998).

                            EXECUTIVE COMPENSATION


               The following table presents certain specific information regarding the compensation of the Chief Executive Officer of the Company and the only other executive officers of the Company.

                           SUMMARY COMPENSATION TABLE


=========================================================================================================
                                                                     Long-Term           All Other
                                         Annual Compensation        Compensation        Compensation
---------------------------------------------------------------------------------------------------------
                                                                     Securities
    Name and Principal       Fiscal                                Underlying Stock
         Position           Year (1)   Salary ($)     Bonus ($)      Options (#)
         --------           --------   ----------     ---------      -----------
---------------------------------------------------------------------------------------------------------
Charles S. Ramat,             1997     $562,754      $227,871(2)     750,000(3)       $ 46,649(10)
President,                    1996     $500,207      $759,949(5)     152,500(6)          1,500(4)
Chairman and Chief            1995     $531,093          -0-         400,000(7)        136,919(8)(9)
Executive Officer of the
Company and Chairman and
Chief Executive Officer
of Europe Craft Imports,
Inc. and ECI Sportswear,
Inc.
---------------------------------------------------------------------------------------------------------
Paul Spector, Senior Vice     1997     $140,000      $ 30,500         15,000(3)       $   -0-
President and Chief           1996      125,000          -0-          15,000(6)          1,500(4)
Financial Officer             1995      125,000          -0-          50,000(7)          1,500(9)


---------------------------------------------------------------------------------------------------------
Vincent Caputo,               1997     $ 75,000      $   -0-            -0-           $   -0-
Vice President, Assistant     1996       72,500          -0-           5,000(6)            753(4)
Treasurer & Assistant         1995       72,500          -0-           5,000(7)            675(9)
Secy.

=========================================================================================================

     (1) In this Summary Compensation Table, the 1997 fiscal year consists of the twelve months ended December 31, 1997; the 1996 fiscal year consists of the eleven months ended December 31, 1996; and the 1995 fiscal year consists of the twelve months ended January 28, 1995.

     (2) Includes monthly installments paid during fiscal 1997 of the one-time non-recurring success bonus earned for the 1996 fiscal year with respect to the sale of Aris' Perry Manufacturing Co. subsidiary on September 30, 1996. Also includes Mr. Ramat's bonus for services on behalf of ECI for the 1997 fiscal year.

     (3) These options were granted on August 28, 1997 under the Company's 1993 Incentive Stock Option Plan and shall vest eight years from the date of grant, subject to accelerated vesting in the event of certain refinancings of the Company's secured indebtedness. See "Stock Option Plan and Stock Options" below.

     (4) Includes amounts paid as matching contributions by the Company under its 401(K) Plan.

     (5) Includes one-time non-recurring success bonus earned for the 1996 fiscal year with respect to the sale of Aris' Perry Manufacturing Co. subsidiary on September 30, 1996, 50% of which is to be paid in cash upon completion of such fiscal year, with the other 50% to be paid in 36 equal monthly installments, commencing after completion of the 1996 fiscal year. Also includes Mr. Ramat's bonus for services on behalf of ECI for the twelve month period February 4, 1996 through January 31, 1997.

     (6) These options were granted in December, 1996 under the Company's 1993 Stock Incentive Plan with respect to shares of the Company's Common Stock and vest in three equal annual installments.

     (7) These options were granted on August 2, 1993 under the Company's 1993 Stock Incentive Plan with respect to shares of the Company's Common Stock, and have vested in three equal annual installments. On June 26, 1995, all options outstanding on such date under the Company's 1993 Stock Incentive Plan (including these options) were repriced to have an exercise price of fifty cents (the market price on such date), rather than two dollars, per share. Pursuant to SEC regulations, the repriced options are required to be reported as a grant in fiscal year 1995 (during which they were repriced) for purposes of this Summary Compensation Table, even though they are the same options granted in fiscal year 1993. The total number of such options originally granted on August 2, 1993 held by Charles S. Ramat is 400,000, by Paul Spector is 50,000, and by Vincent Caputo is 5,000.

     (8) Includes $135,419 paid in the 1995 fiscal year to Mr. Ramat with respect to performance compensation in connection with the effectiveness of the Company's 1993 Plan of Reorganization, which Mr. Ramat received in 24 equal monthly installments, without interest, commencing on June 30, 1993.

     (9) Includes amounts paid as matching contributions by the Company under its 401(k) Plan, which were $1,500 for Mr. Ramat, $1,500 for Mr. Spector and $675 for Mr. Caputo in fiscal 1995.

     (10) Includes portion of bonus (50%) earned for the 1994 fiscal year, which pursuant to Mr. Ramat's Executive Employment Agreement with the Company, was paid three years after completion of such fiscal year (that is, during 1997) contingent on the market value of the Company's Common Stock at such later time. See "Employment Agreements".

STOCK OPTION PLAN AND STOCK OPTIONS

1993 STOCK INCENTIVE PLAN

               Pursuant to the Company's Plan of Reorganization, on June 30, 1993, a new 1993 Stock Incentive Plan was adopted by the Company (the "1993 Stock Incentive Plan"). The 1993 Stock Incentive Plan authorizes the Company's Board of Directors (or a committee thereof), to award to employees and directors of, and consultants to, the Company and its subsidiaries (i) options to acquire Common Stock of the Company at prices determined when the options are granted,
(ii) stock appreciation rights (entitling the holder to a payment equal to the appreciation in market value of a specified number of shares of Common Stock over a specified period), (iii) restricted shares of Common Stock whose vesting is subject to terms and conditions specified at the time of grant, and (iv) performance shares of Common Stock that are granted upon achievement of specified performance goals. Options granted pursuant to the 1993 Stock Incentive Plan may be either "incentive stock options" within the meaning of
Section 422A of the United States Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options. As originally adopted on June 30, 1993, a maximum of 1,200,000 shares of Common Stock can be covered by awards under the 1993 Stock Incentive Plan. On August 28, 1997, the Board of Directors of the Company approved an amendment to the 1993 Stock Incentive Plan to increase to 2,500,000 the maximum number of shares of Common Stock which can be covered by awards under the Plan; on April 6, 1998, the Board of Directors of the Company approved a further amendment to the 1993 Stock Incentive Plan to increase to 3,500,000 the maximum number of shares of Common Stock which can be covered by awards under the Plan. The amendment increasing such maximum to 3,500,000 shares is being submitted to the stockholders of the Company for ratification at the Annual Meeting of Stockholders to be held June 9, 1998.

               The 1993 Stock Incentive Plan provides that any shares subject to an option under the Plan which terminate, are canceled or expire without being exercised may again be subjected to an option under that plan, subject to the earlier termination of that plan.

               As at December 31, 1997, 1,695,000 options (excluding expired options and exercised options) had been granted and were outstanding under 1993 Stock Incentive Plan. 835,000 of the outstanding options provide for vesting in three equal annual installments from the date of grant; as at December 31, 1997, a total of 584,997 of these options were exercisable. 860,000 of the outstanding options provide for vesting eight years from the date of grant on August 28, 1997, subject to accelerated vesting on certain refinancings of the Company's indebtedness; as at December 31, 1997, none of these were exercisable. At such date, there were 26 eligible participants with options outstanding under the 1993 Stock Incentive Plan. During the first four months of 1998, an additional 1,030,000 options were granted to employees who were not executive officers or directors of the Company; none of such options are currently exercisable. According, as of May 1, 1998, 2,723,333 options (excluding expired options and exercised options) had been granted and were outstanding under the 1993 Stock Incentive Plan, and as of that date, there were 28 eligible participants with options outstanding under such Plan.

               During the twelve month period ended December 31, 1997, the only options granted to Directors of the Company were those granted to Charles S. Ramat, the Chairman, President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of ECI and ECI Sportswear, on the terms set forth below under "Option Grants". The only options held by Directors which were exercised during the fiscal year ended December 31, 1997 were 50,833 options exercised by Mr. Ramat at an exercise price of $0.10 per share. See "Option Exercises" set forth below.

OPTION GRANTS

               On August 28, 1997, the Company granted to employees of the Company and its subsidiaries, a total of 860,000 options (subject to achievement of vesting requirements) under the 1993 Stock Incentive Plan at an exercise price of

$1.00 per share. Of this amount, 750,000 were granted to Charles S. Ramat, Chairman, President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of ECI and ECI Sportswear; 15,000 were granted to Paul Spector, Senior Vice President and Chief Financial Officer of the Company, and 95,000 were granted to other employees of the Company and its subsidiaries, in each case subject to achievement of vesting requirements. Mr. Ramat's options were granted to him in consideration for, among other things, his consent to the extension of the term of his Executive Employment Agreement with the Company for three (3) additional years through June 30, 2001 and his agreement to eliminate the Aris-level excess cash flow annual bonus which he otherwise would have earned for fiscal years commencing January 1, 1997 and thereafter. All of such options shall vest eight (8) years from the date of grant, provided that the optionee has been continuously employed by the Company during such period, but a portion of such options shall obtain accelerated vesting on the occurrence of the "Refinancing Date" (as defined herein) on or before December 31, 2000, depending on whether the Refinancing Date occurs during fiscal years 1998, 1999 or 2000. The Refinancing Date shall be the date upon which the Company's debt obligations to Heller Financial, Inc., BNY Financial Corporation, and AIF-II, L.P., pursuant to their respective secured note agreements with Aris dated June 30, 1993, each as amended, are fully paid and satisfied in cash.

               In the event that the Refinancing Date occurs during calendar year 1998, all 750,000 of such options granted to Mr. Ramat will obtain accelerated vesting. In the event that the Refinancing Date occurs during calendar year 1999, 500,000 of such options granted to Mr. Ramat will obtain accelerated vesting. In the event that the Refinancing Date occurs during calendar year 2000, 250,000 of such options granted to Mr. Ramat will obtain accelerated vesting. In the event that the Refinancing Date occurs on or before December 31, 2000, all of such options granted to the other employees of the Company or its subsidiaries will obtain accelerated vesting. In the event that the Refinancing Date occurs during calendar year 2001 or thereafter, none of such options granted to Mr. Ramat or the other employees of the Company or its subsidiaries will obtain accelerated vesting. The Refinancing Date has not occurred and none of such options granted to Mr. Ramat or other employees have vested.

               All options which obtain accelerated vesting as described above, shall vest as follows: (i) one-third on the later to occur of the Refinancing Date and August 28, 1998 (the first anniversary of the date of grant); (ii) one-third on the later to occur of the Refinancing Date and August 28, 1999 (the second anniversary of the date of grant); and (iii) one-third on the later to occur of the Refinancing Date and August 28, 2000 (the third anniversary of the date of grant). By way of example, if the Refinancing Date occurred on November 1, 1999, 500,000 of such options granted to Mr. Ramat would obtain accelerated vesting, of which 333,333 would vest on the Refinancing Date on November 1, 1999 (the later to occur of the Refinancing Date and August 28, 1998 and August 28, 1999, the first and second anniversaries of the date of grant), and the balance of 166,667 would vest on August 28, 2000(the later to occur of the Refinancing Date and August 28, 2000, the third anniversary of the date of grant).

               292,500 of the options granted to Mr. Ramat on August 28, 1997 were provided from the unused balance of the 1,200,000 shares initially reserved under Aris' 1993 Stock Incentive Plan, and the remainder of 457,500 of the options granted to Mr. Ramat and 110,000 options granted to other employees of the Company on August 28, 1997 and the 1,030,000 options granted to other employees of the Company during the first four months of 1998, were provided by the amendment to the 1993 Stock Incentive Plan to increase to 3,500,000 the maximum number of reserved shares as described above. Such increase in reserved shares as well as the grant of options to Mr. Ramat are being submitted to the stockholders of the Company for ratification at the Annual Meeting of Shareholders to be held July 9, 1998.

               The following table sets forth option grants made during the 1997 Fiscal Year to executive officers of the Company. All options referred to below were granted under the 1993 Stock Incentive Plan.



                                               OPTION GRANTS IN LAST FISCAL YEAR
                                               ---------------------------------

                                % of Total   Exercise                             Potential Realizable Value
                  Number of     Options      or                                   at Assumed Annual Rates
                  Securities    Granted to   Exercise   Market                    of Stock Price
                  Underlying    Employees in or Base    Price on                  Appreciation For Option Term
                  Options       Fiscal       Price      Date of     Expiration    ----------------------------
Name              Granted(#)    Year         ($/SH)     Grant       Date          5%($)        10%($)
----              ----------    ------------ --------   --------    ----------    ---------    -----------


Charles S.        750,000       82.4%        $1.00      $1.00       8/28/2007     $471,750      $1,195,425
Ramat(1)

Paul Spector(1)    15,000        1.6%        $1.00      $1.00       8/28/2007     $  9,435      $   23,408

----------

(1) See discussion above in "Option Grants" as to accelerated vesting on certain refinancings of the Company's secured indebtedness.

EXERCISED/UNEXERCISED STOCK OPTIONS

               The following table sets forth the December 31, 1997 fiscal year-end value of unexercised options held by the executive officers of the Company on an aggregated basis. The only exercises of stock options by any of the executive officers of the Company during the twelve months ended December 31, 1997 were options for 50,833 shares exercised by Mr. Ramat at an exercise price of $0.10 per share. All options referred to below were granted under the 1993 Stock Incentive Plan.


                                        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                  AND FY-END OPTION VALUES
                                        -----------------------------------------------

                Shares                      Number of Securities
                Acquired       Value        Underlying Unexercised              Value of Unexercised
                on Exercise    Realized     Options at FY-End (#)               In-the-Money Options at FY-End($)
Name            (#)            ($)          Exercisable/Unexercisable           Exercisable/Unexercisable
----            -----------    --------     -------------------------           ---------------------------------

Charles S.      50,833         $65,605             400,000/851,667               $350,000 / $410,875
Ramat

Paul Spector        0             0                 55,000/25,000                 $50,125 / $18,375

Vincent Caputo      0             0                  6,666/3,333                   $6,500 / $4,250


EMPLOYMENT AGREEMENTS.

               Charles S. Ramat is employed pursuant to the Executive Employment Agreement between him and the Company dated as of February 1, 1988, as amended ("Ramat Agreement"), pursuant to which Mr. Ramat serves as the Company's Chairman of the Board, President and Chief Executive Officer, and will continue to be nominated to serve on the Company's Board of Directors.

               On October 3, 1995, the Ramat Agreement was amended to extend the term of Mr. Ramat's employment for the period through June 30, 1998. On August 28, 1997, the Ramat Agreement was amended to extend the term of Mr. Ramat's employment for the period through June 30, 2001. This term will be further extended on a year-to-year basis unless terminated by either party by notice given not less than 60 days prior to the end of the then-current employment term.

               Commencing June 30, 1993, Mr. Ramat is entitled to receive a base salary of $500,000 per year (subject to an annual increase in an amount equal to the proportionate annual increase in the Consumer Price Index - All Items), which annual increases resulted in a base salary at the rate of $562,754 per annum during the twelve months ended December 31, 1997.

               On August 28, 1997, the Ramat Agreement was amended, in favor of the Company, to eliminate the Aris-level excess cash flow annual bonus which Mr. Ramat otherwise would have earned for fiscal years commencing January 1, 1997 and thereafter. During fiscal year 1997, Mr. Ramat was paid the deferred portion of such Aris-level annual bonus earned in the fiscal year ending January 29, 1994 and during the first quarter of 1998, Mr. Ramat was paid the deferred portion of such Aris-level bonus earned in the fiscal year ended January 28, 1995. There was no Aris-level annual bonus earned for fiscal years ended February 3, 1996 or December 31, 1996, other than with respect to the Perry Sale (described below).

               On September 30, 1996, the Company sold 100% of the stock of Perry, for which Mr. Ramat earned a bonus based on the excess cash flow bonus formula in the Ramat Agreement. One half of such bonus was paid following completion of the fiscal year ended December 31, 1996, and the balance of such bonus relating to the Perry Sale shall be paid in 36 equal consecutive monthly installments, without interest, commencing after the filing of the Company's Annual Report on Form 10-K for such fiscal year. If Mr. Ramat dies or becomes totally disabled, the Ramat Agreement is terminated by the Company without cause or there is a sale or liquidation of all or substantially all of the operating assets of the Company (the Company's Ohio real estate interests are not considered operating assets for this purpose), then the entire remaining amount of all bonus payments relating to the Perry Sale shall be accelerated and paid in full in a lump sum to Mr. Ramat.

               On December 5, 1995, Mr. Ramat assumed the duties of Chairman and Chief Executive Officer of ECI, in addition to his duties in such positions with the Company. On December 18, 1996, the Company determined that for the fiscal year commencing January 1, 1997, Mr. Ramat would be paid a bonus for his services on behalf of ECI calculated as the sum of the following percentages of net income of ECI computed prior to the provisions for taxes, for payment of management fees to the Company, or for payment of any bonuses to ECI executives: 5.25% of such income in excess of $1,000,000 and up to $2,000,000; 10.5% of such income in excess of $2,000,000 and up to $3,000,000; 7% of such income in excess of $3,000,000 and up to $4,000,000; and 8.75% of such income in excess of $4,000,000 and up to $5,000,000. Such ECI bonus was paid to Mr. Ramat following receipt of the audited financial statements for the 1997 fiscal year.

               The Company amended the Ramat Agreement on August 28, 1997 to provide that for the fiscal year commencing January 1, 1998, and each subsequent fiscal year during the term of the Ramat Agreement, Mr. Ramat will be provided with a cash bonus based upon achievement of performance targets of the Company and its subsidiaries set annually in advance of each such fiscal year by mutual agreement, which bonus programs shall each become an addendum to the Ramat Agreement. Such an addendum was entered into between the Company and Mr. Ramat to confirm that for the fiscal year commencing January 1, 1998, Mr. Ramat's cash bonus shall be computed as the sum of the following percentages of the combined net income of ECI and ECI Sportswear, computed prior to the provisions for taxes, for payment of management fees to the Company, or for payment of any bonuses to executives: 10% of such income in excess of $4,500,000 and up to $6,000,000 and 20% of such income in excess of $6,000,000 and up to $8,000,000.
Such cash bonus will be paid to Mr. Ramat following receipt of the audited financial statements for the 1998 fiscal year.

               Since the Aris-level excess cash flow bonuses have been eliminated for the 1997, 1998 and all subsequent fiscal years, there is no duplication of bonuses by reason of the bonuses provided to Mr. Ramat based on the net income of ECI and ECI Sportswear.

               Mr. Ramat is also entitled to participate, at the Company's expense, in all insurance and medical plans of the Company available to its employees, is entitled to reimbursement for business and entertainment expenses and is entitled to a monthly allowance towards a leased automobile.

               In the event of Mr. Ramat's death or total disability, he will be entitled to a death or disability benefit equal to 150% of his annual base salary in effect on the date of death or certification of disability, and if a "change in control" (as defined in the Ramat Agreement) occurs, Mr. Ramat will have the right to terminate the Ramat Agreement, in which event he will entitled to receive a lump sum severance payment in an amount equal to 299% of his average annual compensation (including bonus, other than bonus relating to a Perry Sale) from the Company for the preceding five calendar years. Mr. Ramat will also be entitled to receive such severance payment if he is terminated by the Company without cause. On October 3, 1995, the Ramat Agreement was amended to clarify the definition of "change in control" to include, among other events, the sale or liquidation of the stock, assets or business of both Perry and ECI, unless at such time the Company had acquired another operating subsidiary with a net worth and net income not less than that of ECI at such time and which undertakes the same contractual obligations that Perry and ECI have to Mr. Ramat.

               The Ramat Agreement is subject, at the Company's option, to termination only for cause upon 90 days' written notice if Mr. Ramat has been convicted for any material act of fraud, misappropriation, embezzlement, disloyalty, dishonesty or breach of trust against the Company or any of its subsidiaries or affiliated companies. Notwithstanding such termination, the Company will remain obligated to pay Mr. Ramat his annual base salary through the date of termination.

               The Ramat Agreement provides for indemnification by the Company for all claims relating to Mr. Ramat's service as an officer and director of the Company, and for advancement of expenses, except in those circumstances where indemnification would be precluded by Section 721 of the New York Business Corporation Law ("BCL") and requires that during the term of his employment thereunder, (a) the Company's Certificate of Incorporation and/or By-Laws (as required by law) must contain the provisions required by the BCL to provide for indemnification of officers and directors to the fullest extent set forth in BCL
Section 721 and to provide for the limitation of liability of directors to the fullest extent set forth in Section 402(b) of the BCL, and (b) the Company must maintain in full force and effect directors and officers liability insurance, to the extent available, providing coverage comparable to the insurance policy the Company had in effect on August 2, 1991.

               On December 18, 1996, the Company entered into an agreement with Mr. Ramat, providing that with respect to 152,500 options granted to him in December, 1996 under the Company's 1993 Stock Incentive Plan, in the event that the Ramat Agreement is not renewed upon any expiration of its term, or if Mr. Ramat is terminated by the Company without cause (as defined in the Ramat Agreement), then all of such options would immediately vest and become exercisable, and the term for exercise of such options shall be one year after the date of such non-renewal or termination. On August 28, 1997, the Company amended the Ramat Agreement to provide for the grant of 750,000 options (subject to achievement of vesting requirements) to Mr. Ramat under the 1993 Stock Incentive Plan as described above in "Stock Option Plan and Stock Options". Such options were granted to Mr. Ramat in consideration for, among other things, his consent to the extension of the term of the Ramat Agreement for three additional years through June 30, 2001 and his agreement to eliminate the Aris-level excess cash flow annual bonus he otherwise would have earned for fiscal years commencing January 1, 1997 and thereafter. The amendment provided that with respect to such 750,000 options granted to Mr. Ramat, in the event that the Ramat Agreement is not renewed upon the expiration of its term, or if Mr. Ramat is terminated by the Company without cause (as defined in the Ramat Agreement), then all of such options which have obtained accelerated vesting because the Refinancing Date has occurred prior to the non-renewal or termination date, would immediately vest and become exercisable (regardless of whether the first, second or third anniversary of the date of grant had occurred), and the term for exercise of such options shall be one year after the date of such non-renewal or termination.

               Mr. Paul Spector, the Company's Senior Vice President and Chief Financial Officer, is contractually entitled to a severance payment if he is terminated by the Company for reasons other than cause. The severance payment will equal one-half of Mr. Spector's annual salary at the time of termination.

401(K) PLAN

               The Company has no pension plan but affords its executive officers the opportunity to participate in a 401(k) Plan established for all of the Company's employees, for which the Company may make a discretionary matching contribution of up to 25% of a maximum of four percent (4%) of salary (up to $150,000) contributed by the employee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

               The members of the Company's Compensation and Stock Option Committee are Messrs. Hannan, Yorke and Katz, none of whom were (i) during the twelve months ended December 31, 1997, an officer of the Company or any of its subsidiaries or (ii) formerly an officer of the Company or any of its subsidiaries. Messrs. Hannan, Yorke and Katz may be considered executive officers of Apollo Advisors, L.P., the general partner of AIF-II, a holder of secured indebtedness of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

               One report for one transaction due January 10, 1998 was inadvertently filed later in that same month with respect to Charles S. Ramat due to the attorney's EDGAR software difficulties.

REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

               Compensation of the Chief Executive Officer. The compensation of Charles S. Ramat, Chairman, President and Chief Executive Officer of Aris and Chairman and Chief Executive Officer of ECI and ECI Sportswear, is specified by the contractual terms of his Executive Employment Agreement with the Company dated February 1, 1988, as amended (the "Ramat Agreement"). See "Executive Compensation - Employment Agreements". This Agreement, which has been in effect for more than ten years, provided for a base salary (with annual cost of living increases) and an Aris-level excess cash flow annual bonus.

               On August 28, 1997, upon the recommendation of the Stock Option and Compensation Committee and approval by the Board of Directors, the Company entered into the Eighth Amendment (the "Eighth Amendment") to the Ramat Agreement. The Eighth Amendment, in summary, provides for the extension of Mr. Ramat's term of employment from June 30, 1998 to June 30, 2001; for the elimination of the existing provisions for an Aris level excess cash flow annual bonus earned for fiscal year 1997 and thereafter; for the provision of annual cash bonuses based on achievement of performance targets of Aris and its subsidiaries to be set annually in advance of each fiscal year by mutual agreement; and for the grant (subject to achievement of vesting requirements) on the date of the Eighth Amendment of 750,000 options under Aris' 1993 Stock Incentive Plan to Mr. Ramat and up to 150,000 options under such Plan to other employees of Aris and its subsidiaries, all such options at an exercise price of $1.00 per share and vesting eight (8) years from the date of grant, provided that the optionee has been continuously employed by Aris or its subsidiaries during such period (See "Executive Compensation - Employment Agreements; and "Executive Compensation - Stock Option Plan and Stock Options").

               On December 5, 1995, Mr. Ramat assumed the duties of Chairman and Chief Executive Officer of ECI, in addition to his duties in such positions at Aris and on July 15, 1997, upon ECI Sportswear's acquisition of the business of Davco Industries, Inc., Mr. Ramat also assumed the position of Chairman and Chief Executive Officer of ECI Sportswear. No increases in base salary or other salaried compensation were provided to Mr. Ramat for services on behalf of these operating subsidiaries of the Company. The bonuses provided to Mr. Ramat based on achievement of performance targets, were for the fiscal years ending December 31, 1997 and 1998 established by the Stock Option and Compensation Committee at the commencement of such fiscal years as a percentage of the projected targets of net income of the operating subsidiaries of the Company in existence at such time, computed prior to provision for taxes, for payment of management fees to the Company or for payment of any bonuses to executives, under the business plans of such subsidiaries prepared at the commencement of such fiscal years. The Stock Option and Compensation Committee selected the use of such performance-based bonuses to enable a direct tie to the net income of such operating subsidiaries during each such fiscal year of Mr. Ramat's employment. Since Mr. Ramat's Aris-level excess cash flow bonuses have been eliminated for the 1997, 1998 and all subsequent fiscal years, there is no duplication of bonuses by reason of the performance bonuses based on net income of the operating subsidiaries of the Company.

               All or a portion of the options granted pursuant to the Eighth Amendment shall obtain accelerated vesting on the occurrence of the refinancing of Aris' debt obligations to Heller Financial, Inc., BNY Financial Corporation, and AIF-II, L.P. on or prior to December 31, 2000, and were granted in consideration for, among other things, Mr. Ramat's consent to the extension of the term of the Ramat Agreement for three (3) additional years through June 30, 2001, and his agreement to eliminate the Aris-level excess cash flow annual bonus which he otherwise would have earned for fiscal years commencing January 1, 1997. By entering into the Eighth Amendment, Mr. Ramat gave up several other components of compensation from Aris. See "Ratification of the Grant of Stock Options to Charles S. Ramat, Chairman, President, and Chief Executive Officer of Aris" for a more extensive discussion of the terms and conditions of the options granted to Mr. Ramat pursuant to the Eighth Amendment, the determinations of the Stock Option and Compensation Committee and Board of Directors of the Company in making such grant, and the components of compensation given up by Mr. Ramat upon entering to the Eighth Amendment and receiving such options.

               In setting the terms and conditions of the Eighth Amendment and Mr. Ramat's compensation and grant of stock options, the Stock Option and Compensation Committee reviewed CEO compensation and programs in other comparable publicly traded companies as well as market trends in CEO compensation.

               Compensation of other Executive Officers of the Company. The Stock Option and Compensation Committee's compensation policy with regard to other executive officers reflects an annual evaluation, with the input of the Company's Chief Executive Officer, of their performance in relation to the overall operating results of the Company and its operating subsidiaries. For the fiscal year ended December 31, 1997, Paul Spector, Senior Vice President, Chief Financial Officer and Secretary, was granted an increase in base salary and a performance bonus to reflect the improved operating results of the Company for such fiscal year and his efforts in the implementation of the Company's acquisition of the business of Davco Industries, Inc. completed July 15, 1997. For the fiscal year ended December 31, 1997, Vincent Caputo, Vice President, Assistant Treasurer, and Assistant Secretary received a salary increase to reflect the improved operating results of the Company for such fiscal year.

                      John Hannan
                      Robert A. Katz
                      Edward M. Yorke

PERFORMANCE GRAPH

               The following table compares the cumulative total shareholder return on Aris Common Stock with the cumulative total shareholder returns of (x) the S&P 500 Textile-apparel Manufacturers index and (y) Wilshire 5000 index from December, 1992 to December, 1997. The return on the indices is calculated assuming the investment of $100 on December 31, 1992 and the reinvestment of dividends.

             CUMULATIVE TOTAL SHAREHOLDER RETURN DECEMBER, 1992 TO DECEMBER, 1997

                      --GRAPHICAL REPRESENTATION OF DATA TABLE BELOW--

                    12/31/92       12/31/93       12/31/94       12/31/95       12/31/96       12/31/97
ARIS                100.00          74.00          41.00           3.30          18.90          75.90

WILSHIRE 5000       100.00         108.58         105.84         141.19         167.71         216.70

S&P TEXTILE         100.00          74.11          70.99          78.03         102.59         110.37

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

NEW SHAREHOLDERS AGREEMENT

               Pursuant to the New Shareholders Agreement, Apollo Aris and the Non-Apollo Subject Shareholders have agreed that, if any such party shall have nominated any individual for election as a director of the Registrant pursuant to such shareholder's rights under the Registrant's Certificate of Incorporation and/or By-Laws, each of Apollo Aris and the Non-Apollo Subject Shareholders will vote in favor of the election of each such nominee (or, if there are no such nominees, in favor of the candidates nominated by a majority of the Board of Directors) all shares of Common Stock over which such person has voting power; provided, that each of Apollo Aris and the Non-Apollo Subject

Shareholders have agreed to vote in favor of the election of Charles S. Ramat (the Chairman of the Board, President and Chief Executive Officer of the Company) as a director at such times as Mr. Ramat is nominated as a director and entitled to be so nominated pursuant to any agreement between the Company and Mr. Ramat. Pursuant to the Company's Restated Certificate of Incorporation and By-Laws, only a shareholder that owns, or together with its affiliates owns, shares of Common Stock possessing a majority of the voting power of the outstanding Common Stock is entitled to nominate candidates for election as directors.

               The New Shareholders Agreement provides that each Non-Apollo Subject Shareholder is required to obtain the consent of Apollo Aris (or its successor or their designees) to transfer shares of Common Stock owned by such Non-Apollo Subject Shareholder, other than transfers of shares received pursuant to an employee stock option or purchase plan, transfers to certain persons affiliated with or otherwise related to the Non-Apollo Subject Shareholder, transfers by a Non-Apollo Subject Shareholder's estate, transfers pursuant to the Equity Registration Rights Agreement, and transfers not exceeding an annual aggregate of 10% of the shares of Common Stock owned by such Non-Apollo Subject Shareholder on the Effective Date. Pursuant to the New Shareholders Agreement, Apollo Aris is required to allow the Non-Apollo Subject Shareholders to participate in any private sale to a non-affiliate of an annual aggregate of more than 10% of the shares of Common Stock owned by Apollo Aris on June 30, 1993.

               The New Shareholders Agreement requires that the Non-Apollo Subject Shareholders must obtain the consent of Apollo Aris (or its successor or their designees) prior to the acquisition of additional shares of Common Stock, other than shares acquired pursuant to an employee stock option or stock purchase plan, and shares that (when aggregated with shares acquired pursuant to such employee stock plans or acquired by certain persons affiliated with or otherwise related to a Non-Apollo Subject Shareholder that are not parties to the New Shareholders Agreement) do not exceed an annual aggregate of 10% of the shares of Common Stock owned by such Non-Apollo Subject Shareholder on June 30, 1993.

               The New Shareholders Agreement will terminate on the earliest to occur of (i) June 30, 2000, (ii) in certain circumstances, upon the election of the Non-Apollo Subject Shareholders following the transfer by Apollo Aris resulting in the occurrence of certain reductions in Apollo Aris's ownership interest in the Company, (iii) the end of the first fiscal year of the Company for which the total amount of NOL carryforwards available for later taxable years is less than $2.5 million, and (iv), as to Apollo Aris and any Non-Apollo Subject Shareholder, the date on which such party owns shares equal to less than 10% of the shares of Common Stock owned by such party on June 30, 1993. In addition, Apollo Aris may terminate the New Shareholders Agreement with respect to any Non-Apollo Subject Shareholders who are not "affiliates" of the Registrant within the meaning of Rule 144(a)(1) under the Securities Act of 1933, as amended.

               Messrs. Hannan, Yorke and Katz, Directors of the Company, may be considered executive officers of Apollo Advisors, L.P., the general partner of Apollo Aris, L.P. and of AIF-II. AIF-II is a holder of secured indebtedness of the Company.

EQUITY REGISTRATION RIGHTS AGREEMENT

               Pursuant to the Equity Registration Rights Agreement, any party that owns, or together with its affiliates owns, 25% or more of the shares of Common Stock subject to such agreement is entitled to require the Company to register under the Securities Act of 1933, as amended, the offer and sale of Common Stock owned by such person. Each of Apollo Aris and the Non-Apollo Subject Shareholders is entitled to have shares of Common Stock owned by such person included in any such registration statement initiated by a party to the Equity Registration Rights Agreement or by the Company. The Equity Registration Rights Agreement also provides that Apollo Aris is required to allow the Non-Apollo Subject Shareholders to participate in a non-underwritten public offering in which Apollo Aris sells an annual aggregate of more than 10% of the shares of Common Stock owned by Apollo Aris on June 30, 1993.

               Pursuant to a letter agreement dated October 29, 1992, the Company, ECI and Above the Belt, Inc. (a discontinued operating subsidiary), have agreed, subject to certain exceptions, to indemnify each of Apollo Advisors, its partners and certain other related persons from and against all losses, claims, liabilities, damages, costs and expenses or actions in respect thereof arising out of any actual or threatened claim against such party by a person other than the Company related to or arising out of or in connection with, among other things, the Plan or any actions taken by any indemnified party pursuant thereto or the transactions contemplated thereby.

DIRECTOR'S INDEMNIFICATION AGREEMENTS

               On June 30, 1993, the Company entered into separate Indemnification Agreements with each new and continuing member of its Board of Directors which provide such Directors with contractual indemnification to the fullest extent permitted by law, and for the advancement of legal fees and other expenses, and require the Company to use its best efforts to maintain designated director and officer liability insurance coverage.

AGREEMENTS WITH AFFILIATES OF PRIOR ECI MANAGEMENT

               ECI leases approximately 29,600 square feet of office space in New Jersey from a partnership, some of whose partners are former officers and/or directors of ECI (but not of the Company). Such lease was in effect when the Company acquired ECI in 1987.

               In March 1996, ECI entered into a sublease of approximately 120,000 square feet of warehouse space in New Jersey (adjacent to ECI's offices) of which the ground lessee is the same New Jersey partnership, some of whose partners are former officers and/or directors of ECI (but not of the Company).

DAVCO SHAREHOLDERS AGREEMENT

               Effective July 15, 1997, ECI Sportswear, Inc. ("ECI Sportswear"), an indirect wholly owned subsidiary of the Company, acquired substantially all of the assets of Davco Industries, Inc. ("Davco"). The aggregate purchase price paid by ECI Sportswear for such assets of $4,373,000 consisted of (a) the issuance to Davco of 3,000,000 shares of restricted Common Stock of the Company valued at $720,000 and (b) a contingent cash purchase price computed as the pre-tax net income of the Davco apparel business as owned by ECI Sportswear from the closing date through December 31, 1997 (subject to certain adjustments), but not to exceed a maximum payment of $3,600,000, such cash amount payable subsequent to issuance of the Company's December 31, 1997 audited financial statements included in this Report on Form 10K. On the closing date, ECI Sportswear paid to Davco $500,000 as an advance towards the contingent cash purchase price and ECI Sportswear paid an additional advance of $81,000 following completion of ECI Sportswear's third fiscal quarter ending September 30, 1997. The contingent cash purchase price payable to Davco, derived from the Company's audited financial statements, was $3,483,000. On April 10, 1998, the Company paid $2,660,000 in respect of the contingent purchase price for the acquisition of assets of Davco, after deducting advances previously paid of $581,000 and reserves for purchase price adjustments of $242,000.

               On July 15, 1997, 3,000,000 shares of the Company's Common Stock were issued to Davco as part of the purchase price for the acquisition of its business (the "Acquired Shares"), and Davco became the record owner (and Davco and its shareholders, Steven Arnold and Christopher Healy as a group, became the beneficial owners of) such Acquired Shares. Steven Arnold is the 60% shareholder, and Christopher Healy is the 40% shareholder, of Davco. All of the Acquired Shares are subject to the terms, conditions and restrictions of a Shareholders Agreement (the "Davco Shareholders Agreement") entered into on such date between Davco, the shareholders of Davco (Steven Arnold and Christopher Healy), the Company, Apollo Aris Partners, L.P. ("Apollo") and Charles S. Ramat, providing that the Acquired Shares shall be "restricted stock" and that all transfers thereof must comply with applicable federal and state securities laws, including Rule 144 under the Securities Act of 1933, as amended ("Rule 144"); that in addition to the limitations on transfer imposed by Rule 144, transfers of Acquired Shares by Davco, Steven Arnold or Christopher Healy shall be limited to Rule 144 "over the market" ordinary brokers transactions ("Rule 144 Brokers Transactions"), limited in timing and amounts such that (1) No transfers would be permitted during the first year following the closing date of the acquisition, (2) in each of the second, third and fourth year following the Closing Date, each of Steven Arnold and Christopher Healy may sell up to 300,000 shares per year in Rule 144 Brokers Transactions, and (3) commencing in the fifth year following the closing date, each of Steven Arnold and Christopher Healy may sell up to 600,000 shares per year in Rule 144 Brokers Transactions; and further providing that during the first four years following the closing date, neither Davco, Steven Arnold nor Christopher Healy are permitted to engage in any privately negotiated or block or bulk sales, regardless of amount, without the Company's consent, and are limited to the Rule 144 Brokers Transaction sales in the amounts set forth above; and commencing in the fifth year following the closing date, Davco, Steven Arnold and Christopher Healy may engage in sales which are not Rule 144 Brokers Transactions, for an all-cash purchase price, subject to successive rights of first refusal, first to the Company, and second to Apollo and Charles S. Ramat (on an equal basis); and further providing that Davco, Messrs. Arnold and Healy are prohibited from acquiring any additional shares of the Company without the consent of the Company; and further providing that for so long as Mr. Ramat is Chairman, Chief Executive Officer or President of the Company,

Davco, Steven Arnold and Christopher Healy agree to vote all of their shares (on all corporate matters including election of Directors) for the recommendations, proposals and nominations of the Company's Board of Directors; and further providing that Davco, Messrs. Arnold and Healy will have certain "piggyback" registration rights as to the Acquired Shares, to the extent still owned by them at the time of registration. These "piggyback" registration rights will enable Davco, Messrs. Arnold and Healy to include their shares in a registration by the Company to the same proportionate extent as if they were parties to the Equity Registration Rights Agreement referred to above when, as and if the shares of the Company held by the parties to such Equity Registration Rights Agreement are eligible for inclusion in such registration statement on a "piggyback" basis.

               On the July 15, 1997 closing date of the Davco acquisition, each of Steven Arnold and Christopher Healy entered into employment agreements with ECI Sportswear for a term through September 30, 2000 to manage the Davco business as owned by ECI Sportswear.

AGREEMENTS RELATING TO GRANT OF STOCK OPTIONS

               In the August 28, 1997 amendment to the Ramat Agreement, the Company agreed to call and hold a Shareholder's Meeting subsequent to the date that the Company's 1997 audited financial statements become available, for the purpose of approving an amendment to Aris' 1993 Stock Incentive Plan to increase the number of shares reserved for issuance under such Plan from 1,200,000 shares to 2,500,000 shares as well as ratifying the grant of options to Mr. Ramat on August 28, 1997 referred to above in "Executive Compensation - Stock Option Plan and Stock Options", with the Board of Directors of the Company to recommend to the shareholders the approval of such amendment and ratification, and with the Company to use its best efforts to obtain such shareholder approval, and following such shareholder approval and ratification, to prepare, file and distribute an amended Form S-8 Registration Statement covering the increased number of 2,500,000 shares reserved for issuance under Aris' 1993 Stock Incentive Plan. On the same date, Apollo, Davco, and Steven Arnold and Christopher Healy (the shareholders of Davco) each executed letter agreements in favor of the Company and Charles S. Ramat, consenting to such amendment of the 1993 Stock Incentive Plan and such grant of options to Mr. Ramat and other employees of the Company and its subsidiaries, and agreeing to vote, at any annual or special meeting of shareholders of the Company, all shares of the Company owned or controlled by them in favor of such amendment to the 1993 Stock Incentive Plan and ratification of such grant of options to Mr. Ramat and the other employees of the Company and its subsidiaries. Such agreements by Apollo, Davco, Steven Arnold and Christopher Healy were amended on May 20, 1998 to confirm that those commitments would also apply to the amendment of the 1993 Stock Incentive Plan to increase the maximum number of shares reserved for grants thereunder to 3,500,000 (rather than 2,500,000).


                              INDEPENDENT AUDITORS


               Deloitte & Touche LLP, independent certified public accountants, currently serve as independent auditors for Aris. Deloitte & Touche LLP and its predecessors have served as independent auditors for Aris for many years.

               Upon the recommendation of the Audit Committee, the Board of Directors has appointed Deloitte & Touche to serve as Aris' independent auditors to audit its books and accounts for its fiscal year ending December 31, 1998. Such appointment is conditioned upon ratification by the stockholders, and the matter will be presented at the Annual Meeting. If the stockholders do not ratify the appointment, the selection will be reconsidered by the Board of Directors of Aris.

               A representative of Deloitte & Touche LLP will be present at the Annual Meeting. The representative will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

               THE BOARD RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE BOARD'S SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS. ASSUMING THE PRESENCE OF QUORUM, THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST IS NECESSARY FOR SUCH RATIFICATION.

                     RATIFICATION OF AMENDMENT OF ARIS 1993
                       STOCK INCENTIVE PLAN TO PROVIDE FOR
                  GRANTS COVERING A MAXIMUM OF 3,500,000 SHARES

               Pursuant to the Company's Plan of Reorganization, on June 30, 1993, a new 1993 Stock Incentive Plan was adopted by the Company (the "1993 Stock Incentive Plan"). The 1993 Stock Incentive Plan authorizes the

Company's Board of Directors (or a committee thereof), to award to employees and directors of, and consultants to, the Company and its subsidiaries (i) options to acquire Common Stock of the Company at prices determined when the options are granted, (ii) stock appreciation rights (entitling the holder to a payment equal to the appreciation in market value of a specified number of shares of Common Stock over a specified period), (iii) restricted shares of Common Stock whose vesting is subject to terms and conditions specified at the time of grant, and
(iv) performance shares of Common Stock that are granted upon achievement of specified performance goals. Options granted pursuant to the 1993 Stock Incentive Plan may be either "incentive stock options" within the meaning of
Section 422A of the United States Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options.

               As originally adopted on June 30, 1993, a maximum of 1,200,000 shares of Common Stock can be covered by awards under the 1993 Stock Incentive Plan. On August 28, 1997, the Board of Directors of the Company approved an amendment to the 1993 Stock Incentive Plan to increase to 2,500,000 the maximum number of shares of Common Stock which can be covered by awards under the Plan; on April 6, 1998, the Board of Directors of the Company approved a further amendment to the 1993 Stock Incentive Plan to increase to 3,500,000 the maximum number of shares of Common Stock can be covered by awards under the Plan. The amendment increasing such maximum to 3,500,000 shares is being submitted to the stockholders of the Company for ratification at the Annual Meeting of Stockholders to be held July 9, 1998.

               The increase in the number of shares reserved under the 1993 Stock Incentive Plan will cover the grant of 750,000 options on August 28, 1997 to Charles S. Ramat, Chairman, President and Chief Executive Officer of Aris; the grant of 110,000 options on August 28, 1997 to other employees of Aris and its subsidiaries; the grant of 1,030,000 options during the first four months of 1998 to other employees of Aris and its subsidiaries who are not executive officers or directors of the Company; and the grant of options at future times, which may be in connection with acquisitions, to recruit or maintain additional key employees, and to provide incentives to employees of an expanding number of operating subsidiaries.

               The ability of the Company to grant stock options under the 1993 Stock Incentive Plan is a key element of the Company's attempts to recruit and retain capable and talented executive, administrative, design, sales and other personnel of the Company and its operating subsidiaries.

               In accordance with the requirements of the 1993 Stock Incentive Plan for amendment thereof, the amendment of the Plan to increase the maximum number of shares received under the Plan to 3,500,000 is being submitted to the stockholders of the Company for ratification at the Annual Meeting of Stockholders of the Company.

               THE BOARD RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE AMENDMENT OF THE 1993 STOCK INCENTIVE PLAN TO PROVIDE FOR GRANTS COVERING A MAXIMUM OF 3,500,000 SHARES. The full text of the Plan, including such amendment, is set forth as Exhibit I to this Proxy Statement. The principal features of the Plan are described below. The affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon is necessary for such ratification.

               The Plan is administered by the Stock Option and Compensation Committee of the Board of Directors, currently consisting of John J. Hannan, Edward M. Yorke, and Robert A. Katz, which committee determines those individuals who will receive options, the vesting dates and other terms and conditions of vesting, following which the options or rights may become partially or fully exercisable, the expiration date of the options, the number of shares of Common Stock that may be purchased under each option and the option exercise price.

               The per share exercise price of the Common Stock subject to an incentive stock option may not be less than the fair market value of the Common Stock on the date the option is granted. The per share exercise price of the Common Stock subject to a non-qualified option may be established by the Stock Option and Compensation Committee, except that the Company will not grant non-qualified options at an exercise price of less than 50% of the fair market value of the Common Stock on the date the option is granted. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to him, 10% or more of the total combined voting power of all classes of stock of the Company (a "10% Stockholder") will be eligible to receive any incentive stock options under the Plan unless the option price is at least 110% of the fair market value of the Common Stock subject to the option, determined on the date of grant.

               No stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and, during the lifetime of an optionee, the option will be exercisable only by him or by his legal guardian or legal representative. In the event of termination of employment other than by death or for cause the optionee will have three months after such termination during which he can exercise the option, but the Stock Option and Compensation Committee may extend this time period in setting the terms and conditions of a grant of particular options. Upon termination of employment of an optionee by reason of death, his option remains exercisable for one year thereafter to the extent it was exercisable on the date of such termination.

               No options under the Plan are permitted to be granted after the tenth anniversary of the effective date of the Plan. All options granted under the Plan cannot be exercised more than 10 years from the date of grant except that options issued to a 10% Stockholder are limited to five year terms. All options granted under the Plan provide for the payment of the exercise price in cash or, with the approval of the Compensation Committee, by delivery to the Company of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of those methods of payment. Although the holders of options must pay to the Company the exercise price of any option granted under the Plan, no cash consideration is paid to the Company for the grant of the option.

               The 1993 Stock Incentive Plan provides that any shares subject to an option under the Plan which terminate, are canceled or expire without being exercised may again be subjected to an option under that plan, subject to the earlier termination of that plan.

               The Stock Option and Compensation Committee may also grant stock appreciation rights, restricted shares of Common Stock and performance shares of Common Stock under the Plan (each as described above); none of these have been granted to date.

               The Board of Directors of the Company may at any time amend, modify, suspend or terminate the Plan, but except in the case of adjustments in connection with changes in shares due to stock dividends, stock splits or combinations or exchanges of shares, or otherwise, the Board may not, without further approval of the shareholders, (a) increase the maximum number of shares for which stock options, stock appreciation rights, restricted shares or performance shares may be granted under the Plan, or (b) change the class of persons eligible to receive such grants under the Plan.

               The market price per share of the Common Stock of the Company underlying the stock options which can be granted under the Plan, as of May 7, 1998, was a High of 1 5/8 and a Low of 1 1/2.

               As of May 1, 1998, there were approximately 127 full-time employees of the Company, plus one non-employee member of the Board of Directors, who are eligible to be selected for grants under the 1993 Stock Incentive Plan in the discretion of the Stock Option and Compensation Committee and the Board of Directors. Incentive stock options may be granted only to employees of the Company, while non-qualified stock options and other grants under the 1993 Stock Incentive Plan may be issued to directors and consultants, as well as to employees of the Company. As of May 1, 1998, the total number of options granted under the 1993 Stock Incentive Plan was 2,723,333 held by 28 individuals. See "Executive Compensation - Stock Option Plan and Stock Options" for additional information as to outstanding grants of stock options under the Plan.

               The federal income tax consequences of the issuance and exercise of stock options under the 1993 Stock Incentive Plan to the recipient and to the Company may be summarized as follows:

               If an option qualifies as an "incentive stock option" under the Code, (i) there is no federal income tax on the recipient at the time of grant,
(ii) there is no federal income tax on the recipient at the time of exercise; and (iii) federal capital gains tax is imposed on the recipient at the time of sale of the shares acquired under the option, on the spread between the exercise price and the sale price. The Company is not entitled to any deduction, nor does it receive taxable income, on the grant or exercise of an incentive stock option. To maintain qualification as an incentive stock option, the shares acquired upon exercise of the option cannot be sold until the later to occur of
(a) two years from the date of grant and (b) one year from the date of exercise. If the shares acquired upon exercise of the option are sold prior to these holding periods, the options fail to qualify as incentive stock options. Furthermore, to qualify as an incentive stock option, the holder must be an employee of the Company or its subsidiaries for the entire period from grant to within three (3) months before exercise.

               If an option is a non-qualified option, or if it is an incentive stock option which fails to maintain such status as required by the Code, (i) the spread between the exercise price and the market price on the date of exercise will be taxed for federal income tax purposes as ordinary income to the recipient and deductible compensation expense to the

Company; and (ii) federal capital gains tax is imposed on the recipient at the time of the sale of the shares acquired under the option, on the spread between the market price on the date of exercise and the sale price.

               The federal income tax rate applicable to capital gains resulting from the sale of shares acquired under the option will depend on how long the shares have been held by the recipient before the sale. The foregoing description of federal income tax consequences does not purport to be a complete discussion of all tax consequences to recipients of stock options under the 1993 Stock Incentive Plan; particular recipients of options may not qualify for tax advantages in all circumstances, and each recipient must consult with his own tax advisor to determine the specific tax consequences applicable to him.

               Options for shares of Common Stock of the Company which have been granted as of May 1, 1998 under the Aris 1993 Stock Incentive Plan to the following persons are separately stated as follows:


================================================================================================================
                                                                          Option Grants           Total
                                                     Option Grants     Covered by Increase   Number of Option
                                                  Covered by Initial       to 3,500,000           Grants
                                                   1,200,000 Maximum      Maximum Shares       for Shares of
 Individual or Group Granted Options for Common     Shares Reserved     Reserved under the     Common Stock
 Stock under the Aris 1993 Stock Incentive Plan     under the Plan             Plan           Under the Plan
----------------------------------------------------------------------------------------------------------------
Charles S. Ramat, Chairman, President and Chief            794,167               457,500          1,251,667
Executive Officer and Assistant Secretary of
Aris and Chairman, Chief Executive Officer and
Assistant Secretary of ECI and ECI Sportswear,
Member of Board of Directors and Nominee for
Re-Election as a Director (1)
----------------------------------------------------------------------------------------------------------------
Paul Spector, Senior Vice President, Chief                  65,000                15,000             80,000
Financial Officer  and Secretary
----------------------------------------------------------------------------------------------------------------
Vincent Caputo, Vice President, Assistant                    8,333                   -0-              8,333
Treasurer and Assistant Secretary
----------------------------------------------------------------------------------------------------------------
David N. Schreiber, Member of Board of                      10,000                   -0-             10,000
Directors and Nominee for Re-Election as a
Director
----------------------------------------------------------------------------------------------------------------
All Current Executive Officers as a Group (2)              867,500               472,500          1,340,000
----------------------------------------------------------------------------------------------------------------
All Current Directors who are Not Executive                 10,000                   -0-             10,000
Officers as a Group (3)
----------------------------------------------------------------------------------------------------------------
Athanasios Nastos (Recipient of five (5%)                      -0-             1,000,000          1,000,000
percent or more of stock options authorized
under the Plan; an employee of a subsidiary of
the Company but not an executive officer or
director of the Company)
----------------------------------------------------------------------------------------------------------------
Current Employees, including all current                   248,333             1,125,000          1,373,333
officers who are not executive officers, as a
Group
================================================================================================================

(1) The aggregate number of options granted to Mr. Ramat constitutes five (5%) percent or more of stock options authorized under the 1993 Stock Incentive Plan.

(2)  Includes Charles S. Ramat, Paul Spector and Vincent Caputo.

(3) Includes David N. Schreiber. No options have ever been granted to John J. Hannan, Edward M. Yorke or Robert A. Katz.

                    RATIFICATION OF GRANT OF STOCK OPTIONS TO
                    CHARLES S. RAMAT, CHAIRMAN, PRESIDENT AND
                         CHIEF EXECUTIVE OFFICER OF ARIS


               On August 28, 1997, the Company entered into the Eighth Amendment (the "Eighth Amendment") to its Senior Executive Employment Agreement dated February 1, 1988, as previously amended, with Charles S. Ramat, Chairman, President and Chief Executive Officer of Aris (the "Ramat Agreement"). The Eighth Amendment, in summary, provides for the extension of Mr. Ramat's term of employment from June 30, 1998 to June 30, 2001; for the elimination of the existing provisions for an Aris level excess cash flow annual bonus earned for fiscal year 1997 and thereafter; for the provision of annual cash bonuses based on achievement of performance targets of Aris and its subsidiaries to be set annually in advance of each fiscal year by mutual agreement; and for the grant (subject to achievement of vesting requirements) on the date of the Eighth Amendment of 750,000 options under Aris' 1993 Stock Incentive Plan to Mr. Ramat and up to 150,000 options under such Plan to other employees of Aris and its subsidiaries, all such options at an exercise price of $1.00 per share and vesting eight (8) years from the date of grant, provided that the optionee has been continuously employed by Aris or its subsidiaries during such period (See "Executive Compensation - Employment Agreements; and "Executive Compensation - Stock Option Plan and Stock Options").

               All or a portion of the options granted pursuant to the Eighth Amendment shall obtain accelerated vesting on the occurrence of the "Refinancing Date" (as defined herein) on or before December 31, 2000 (depending on whether the Refinancing Date occurs during fiscal years 1998, 1999 or 2000). The Refinancing Date shall be the date upon which Aris' debt obligations to Heller Financial, Inc. ("Heller"), BNY Financial Corporation ("BNY"), and AIF-II, L.P. (an affiliate of Apollo Advisors, L.P. and Apollo Aris Partners, L.P., "AIF-II"), pursuant to their respective secured note agreements with Aris dated June 30, 1993, each as amended, are fully paid and satisfied in cash. In the event that the Refinancing Date occurs during calendar year 1998, all 750,000 of such options granted to Mr. Ramat will obtain accelerated vesting. In the event that the Refinancing Date occurs during calendar year 1999, 500,000 of such options granted to Mr. Ramat will obtain accelerated vesting. In the event that the Refinancing Date occurs during calendar year 2000, 250,000 of such options granted to Mr. Ramat will obtain accelerated vesting. In the event that the Refinancing Date occurs on or before December 31, 2000, all of such options granted to the other employees of Aris or its subsidiaries will obtain accelerated vesting. In the event that the Refinancing Date occurs during calendar year 2001 or thereafter, none of such options granted to Mr. Ramat or the other employees of Aris or its subsidiaries will obtain accelerated vesting. The Refinancing Date has not occurred and none of such options granted to Mr. Ramat or other employees have vested.

               On the date of the Eighth Amendment (August 28, 1997), the principal amount of Aris' debt obligations (inclusive of accrued interest through January 31, 1998 to be paid in kind and added to principal) were $1,000,000 to Heller, $8,042,000 to BNY and $10,002,000 to Apollo, for an
aggregate of $19,044,000. On January 29, 1998, the Company repaid in full its debt obligations to Heller, leaving an aggregate of $18,029,000 of debt obligations remaining to BNY and Apollo.

               The Eighth Amendment provides that all options which obtain accelerated vesting as described above shall vest as follows: (i) one-third on the later to occur of the Refinancing Date and the first anniversary of the date of grant; (ii) one-third on the later to occur of the Refinancing Date and the second anniversary of the date of grant; and (iii) one-third on the later to occur of the Refinancing Date and the third anniversary of the date of grant. By way of example, if the Refinancing Date occurred on November 1, 1999, 500,000 of such options granted to Mr. Ramat would obtain accelerated vesting, of which 333,333 would vest on the Refinancing Date on November 1, 1999(the later to occur of the Refinancing Date and the first and second anniversaries of the date of grant), and the balance of 166,667 would vest on August 28, 2000(the later to occur of the Refinancing Date and the third anniversary of the date of grant).

               The exercise price of $1.00 per share reflects the "market price" on the date of grant of such options, August 28, 1997, which has been selected as the date upon which Aris' Stock Option and Compensation Committee initially determined to grant such options.

               The Stock Option and Compensation Committee of the Board of Directors determined the terms and conditions of the grant of stock options to Mr. Ramat pursuant to the Eighth Amendment, which was then ratified by the full Board of Directors of the Company. In making this determination, the Stock Option and Compensation Committee and the full Board of Directors noted that Mr. Ramat, as President of Aris since 1986, as Chairman and CEO of Aris since 1991, as Chairman and CEO of Europe Craft Imports, Inc, Aris' largest operating subsidiary, since December, 1995, and as Chairman and CEO of ECI Sportswear, Inc. since its acquisition of the assets of Davco Industries in July, 1997, has orchestrated and managed Aris' development and operation, and in their view, was indispensable to the continued success of Aris. Therefore, Aris had a strong interest in obtaining a renewal and extension of Mr. Ramat's Employment Agreement, the current term of which would have expired on June 30, 1998, and Aris' Stock Option and Compensation Committee believed that appropriate incentive compensation should be provided to induce Mr. Ramat to agree to such extension, and furthermore, that the use of stock options as a primary component of his compensation package enables a direct tie to the financial performance of Aris during Mr. Ramat's extended employment term. The other components of compensation in the Eighth Amendment - base salary at the same rate as in effect with cost of living increases, and annual cash bonuses based on achievement of performance targets determined annually - are continuations of what was already the Ramat Agreement.

               Mr. Ramat's options were granted to him pursuant to the Eighth Amendment in consideration for, among other things, his consent to the extension of the term of the Ramat Agreement for three(3) additional years through June 30, 2001, and his agreement to eliminate the Aris-level excess cash flow annual bonus which he otherwise would have earned for fiscal years commencing January 1, 1997. By entering into the Eighth Amendment, Mr. Ramat "gave up" several components of compensation from Aris, as follows:

     * The Aris-level annual bonus based on a percentage of excess cash flow of Aris, which had been in Mr. Ramat's Employment Agreement since 1988, was eliminated for fiscal years starting in 1997.

     * Mr. Ramat will not be paid a success fee for orchestrating, negotiating and implementing the refinancing of the Heller, BNY and AIF-II debt, which is a condition to the vesting and exercisability of the options granted under the Eighth Amendment. Such a refinancing is likely to require substantial efforts by Mr. Ramat. At the time of the grant of options to Mr. Ramat under the Eighth Amendment, Aris had three separate debt obligations, to Heller, BNY and AIF-II respectively. Mr. Ramat was able to implement the Company's repayment of all remaining debt obligations to Heller on January 29, 1998 out of the Company's internally generated funds due to its successful operating results during the 1997 fiscal year. Both remaining components of Aris level debt (to BNY and AIF-II) would have to be simultaneously refinanced, since the terms of the such debt require pro-rata payments to both parties if there is any prepayment of one of the debtholders.

     * Mr. Ramat will not be paid a success fee for Aris' acquisition of Davco Industries, Inc. on July 15, 1997, even though he located the target company and structured and negotiated the transaction on terms which enabled Aris to use its stock for the purchase price (and thereby avoid significant acquisition debt). In effect, Mr. Ramat performed the functions that an investment banker to Aris would otherwise have performed. Aris did not utilize, and saved the fees which would otherwise have been paid to, a financial advisor/investment banker for this transaction.

     * Mr. Ramat will not be paid a success fee for orchestrating, negotiating and implementing on September 12, 1997 the amendments to Aris' note agreements with BNY and Apollo which enabled the payment in-kind of interest under such debt obligations to BNY of $1,042,000 accrued during the period February 1, 1996 through January 31, 1998 and to AIF-II of $2,502,000 accrued during the period November 1, 1995 through January 31, 1998 and the deferral of such payments in cash until November 3, 2002 and the rescheduling over five years of a principal payment of $300,000 to BNY otherwise due on November 3, 1997. Such amendments, achieved under Mr. Ramat's direction, significantly improved Aris' liquidity position, and had such amendments not been achieved, the Company might have been in default of its loan obligations to BNY, AIF-II and Heller.

     * Mr. Ramat's base salary is not being increased (other than contractual Consumer Price Index cost of living adjustments), even though he serves as CEO at the Aris corporate level and at Aris' two operating subsidiaries, Europe Craft Imports, Inc., and ECI Sportswear, Inc., where he is intensively involved in day to day operations.

               The refinancing of Aris' debt to Heller, BNY and AIF-II should benefit Aris, and not just AIF-II and such other lenders. The Aris level debt to AIF-II, BNY and Heller is the historical legacy of debt incurred in the 1980s by Aris as well as the investment to enable the Aris' 1993 Plan of Reorganization. At this point, such existing debt is not providing proceeds for Aris' corporate expansion or other corporate purposes, but is a substantial burden on Aris since the significant portion of Aris' net cash flow upstreamed from its existing operating subsidiaries is needed to service such debt. The need to service the existing Aris level debt and upstream most subsidiary income from its existing subsidiaries reduces flexibility at the subsidiary level. The AIF-II debt, in particular, is at the relatively high interest rate of 13% per annum. A refinancing of such Aris level debt, possibly in a larger amount with more extended payment schedules, might enable Aris to obtain proceeds for acquisitions, funding of marketing programs, and other corporate and operating subsidiary development. Furthermore, a refinancing of the Aris level debt (at the time of the Eighth Amendment, held by three different parties, and now held by two remaining parties, with cross- default provisions, conflicting restrictions on payment and prepayment, and conflicting interests), could lead to a consolidation into a single class of debt enabling much more effective management of Aris' finances. The Eighth Amendment provides for the accelerated vesting of all or a portion of the options granted to Mr. Ramat depending on whether the Refinancing Date occurs in calendar years 1998, 1999 or 2000, such that there is a direct impact on Mr. Ramat of the timing of Aris' ability to implement such refinancing and the success of Mr. Ramat's effort in this regard.

               Paul Spector, Senior Vice President, Chief Financial Officer, and Secretary of the Company, was granted, on August 28, 1997, 15,000 of the options that were allocated on such date to employees of Aris and its subsidiaries other than Mr. Ramat.

               THE BOARD RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE GRANT OF 750,000 OPTIONS UNDER THE ARIS 1993 STOCK INCENTIVE PLAN TO CHARLES S. RAMAT, CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF ARIS.

                  STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

               Any proposal of a stockholder to be presented at the Annual Meeting of Stockholders in 1999 must be received by the Secretary of Aris at its principal offices, prior to 5:00 p.m., New York City time, on January 15, 1999, in order to be considered for inclusion in s 1999 proxy materials. Any such proposal must be in writing and signed by the stockholder.

                                  OTHER MATTERS

               Management knows of no other matters that will be presented at the Annual Meeting. If any other matters arise at the Annual Meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

               Aris' Annual Report on Form 10-K Report for the fiscal year ended December 31, 1997 as filed with the SEC is attached hereto as Aris' Annual Report to Stockholders for such fiscal year. Stockholders may receive, without charge, an additional copy of such report by writing to Secretary, Aris Industries, Inc., 475 Fifth Avenue, New York, New York 10017.


                                  By Order of the Board of Directors,


                                  Paul Spector
                                  Secretary

                                    EXHIBIT I






                              ARIS INDUSTRIES, INC.
                            1993 STOCK INCENTIVE PLAN

                        As Amended Through April 6, 1998

                                TABLE OF CONTENTS


                                                                           PAGE
                                                                           ----

ARTICLE I.     GENERAL ..................................................   I-1
        1.1    Purpose ..................................................   I-1
        1.2    Administration ...........................................   I-1
        1.3    Persons Eligible for Awards ..............................   I-1
        1.4    Types of Awards Under Plan ...............................   I-1
        1.5    Shares Available for Awards ..............................   I-2
        1.6    Definitions of Certain Terms .............................   I-2

ARTICLE II.    AWARDS UNDER THE PLAN ....................................   I-3
        2.1    Agreements Evidencing Awards .............................   I-3
        2.2    Grant of Stock Options, Stock Appreciation
               Rights and Dividend Equivalent Rights ....................   I-3
        2.3    Exercise of Options and Stock Appreciation Rights ........   I-4
        2.4    Termination of Employment; Death .........................   I-5
        2.5    Grant of Restricted Stock ................................   I-6
        2.6    Grant of Performance Shares ..............................   I-6

ARTICLE III.   MISCELLANEOUS ............................................   I-7
        3.1    Amendment of the Plan; Modification of Awards ............   I-7
        3.2    Restrictions .............................................   I-7
        3.3    Nonassignability .........................................   I-7
        3.4    Requirement of Notification of Election Under
               Section 83(b) of  the Code ...............................   I-7
        3.5    Requirement of Notification Upon Disqualifying
               Disposition Under Section 421(b) of the Code .............   I-8
        3.6    Withholding Taxes ........................................   I-8
        3.7    Change in Control ........................................   I-8
        3.8    Right of Discharge Reserved ..............................   I-9
        3.9    Nature of Payments .......................................   I-9
        3.10   Non-Uniform Determinations ...............................   I-9
        3.11   Other Payments or Awards .................................   I-9
        3.12   Section Headings .........................................   I-9
        3.13   Effective Date and Term of Plan ..........................   I-9
        3.14   Governing Law ............................................  I-10

                                   ARTICLE I.
                                     GENERAL


1.1  Purpose

     The purpose of Aris Industries, Inc. 1993 Stock Incentive Plan (the "Plan") is to provide for employees and directors of, and consultants to, Aris Industries, Inc. (the "Company") and its subsidiaries (the Company and its subsidiaries being referred to herein as the "Employers") an incentive (a) to enter into and remain in the service of the Employers, (b) to enhance the long-term performance of the Employers, and (c) to acquire a proprietary interest in the success of the Employers.

1.2  Administration

     1.2.1 Subject to Section 1.2.6, the Plan shall be administered by the Compensation and Stock Option Committee (the "Committee") of the board of directors of the Company (the "Board"), which shall consist of not less than three directors and to which the Board shall grant power to authorize the issuance of the Company's capital stock pursuant to awards granted under the Plan. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "1934 Act"), no person may serve on the Committee if, during the year preceding such service, such person was granted or awarded equity securities of the Company (including options to acquire such securities) under the Plan or any other plan of the Company or any affiliate thereof.

     1.2.2 The Committee shall have the authority (a) to exercise all of the powers granted to it under the Plan, (b) to construe, interpret and implement the Plan and any Plan Agreements executed pursuant to Section 2. 1, (c) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) to make all determinations necessary or advisable in administering the Plan, (e) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, and (f) to amend the Plan to reflect changes in applicable law.

     1.2.3 Actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

     1.2.4 No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

     1.2.5 Notwithstanding anything to the contrary contained herein: (a) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board; and (b) the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan. In either of the foregoing events, the term "Committee" as used herein shall be deemed to mean the Board.

1.3  Persons Eligible for Awards

     1.3.1 Awards under the Plan may be made to such employees and directors of the Employers and to such consultants to the Employers (collectively, "key persons") as the Committee shall in its sole discretion select.

     1.3.2 The Committee may grant awards under the Plan in substitution for stock based awards held by employees of another corporation who become employees of an Employer as the result of a merger or consolidation of such other corporation with such Employer, or of the acquisition by such Employer of property or stock of such other corporation. Such substitute awards shall be granted on such terms and conditions as the Committee deems appropriate.

1.4  Types of Awards Under Plan

     Awards may be made under the Plan in the form of (a) incentive stock options, (b) nonqualified stock options, (c) stock appreciation rights, (d) dividend equivalent rights, (e) restricted stock, and (f) performance shares, all as more fully set forth in Article II. The term "award" means any of the foregoing. No incentive stock option may be granted to a person who is not an employee of an Employer on the date of grant.

1.5  Shares Available for Awards

     1.5.1 The total number of shares of common stock of the Company, par value $0.01 per share ("Common Stock"), with respect to which awards may be granted pursuant to the Plan shall be 3,500,000 shares. Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company's treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

     1.5.2 If there is any change in the outstanding shares of Common Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, then (a) the number of shares available for issuance both in the aggregate and under each outstanding award shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the total number of shares of Common Stock outstanding, and (b) the purchase price per share under outstanding awards shall be proportionately reduced in the case of an increase in the number of shares and shall be proportionately increased in the case of a reduction in the number of shares. If the Company pays an extraordinary dividend in cash or property, or there occurs any merger, consolidation or other event affecting the Common Stock, the number of shares of Common Stock available for issuance both in the aggregate and under each outstanding award, and the purchase price per share under outstanding awards, shall be equitably adjusted by the Committee. After any adjustment made pursuant to this Section 1.5.2, the number of shares subject to each outstanding award shall be rounded to the nearest whole number.

     1.5.3 The following shares of Common Stock shall again become available for awards under the Plan: any shares subject to an award under the Plan that remain unissued upon the cancellation or termination of such award for any reason whatsoever; any shares of restricted stock forfeited pursuant to Section 2.5.7, provided that any dividends paid on such shares are also forfeited pursuant to
Section 2.5.7; and any shares in respect of which a stock appreciation right is settled for cash. Except as provided in this Section 1.5 and in Section 2.2.8, there shall be no limit on the number or the value of the shares of Common Stock issuable to any individual under the Plan.

1.6  Definitions of Certain Terms

     1.6.1 The termination of a grantee's employment shall be deemed to be a dismissal for "Cause" if the Committee determines that it is based on any of the following occurrences that is directly harmful to the business or reputation of the Company: the grantee's conviction of a felony or failure to contest the prosecution of a felony, or the grantee's proven fraud or defalcation; provided, however, that in making any such determination, the Committee shall afford the grantee an opportunity to be heard by the Committee.

     1.6.2 The "Fair Market Value" of a share of Common Stock on any day shall be determined as follows:

          (a) If the principal market for the Common Stock (the "Market") is a national securities exchange or the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market, the last sale price or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of Common Stock as reported for such Market on such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date;

          (b) If the Market is the NASDAQ National List, the NASDAQ Supplemental List or another market, the average of the high bid and low asked price for Common Stock on the applicable date, or, if no such quotations shall have been made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date; or

          (c) In the event that neither paragraph (a) nor (b) shall apply, the Fair Market Value of a share of Common Stock on any day shall be reasonably determined by the Committee.

     1.6.3 The term "incentive stock option" means an option that is intended to qualify for special federal income tax treatment pursuant to sections 421 and 422 of the Internal Revenue Code of 1986 (the "Code"), as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Plan Agreement. Any option that is not specifically designated as an incentive stock option shall under no circumstances be considered an incentive stock option. Any option that is not an incentive stock option is referred to herein as a "nonqualified stock option."

     1.6.4 The term "employment" means, in the case of a grantee of an award under the Plan who is not an employee of an Employer, the grantee's association with an Employer as a director, consultant or otherwise.

     1.6.5 A grantee who is an employee shall be deemed to have a "termination of employment" upon ceasing to be employed by all Employers or by a corporation assuming awards in a transaction to which section 425(a) of the Code applies. The Committee may in its discretion determine (a) whether any leave of absence constitutes a termination of employment for purposes of the Plan, (b) the impact, if any, of any such leave of absence on awards theretofore made under the Plan, and (c) when a change in a non-employee's association with an Employer constitutes a termination of employment for purposes of the Plan. In the event that the termination of a grantee's employment is a dismissal for Cause, the Committee may deem the date of termination to be the date of the action that constitutes Cause.

     1.6.6 The terms "parent corporation" and "subsidiary corporation" have the meanings given them in section 425(e) and (f) of the Code, respectively.


                                   ARTICLE II.

                              AWARDS UNDER THE PLAN

2.1  Agreements Evidencing Awards

     Each award granted under the Plan shall be evidenced by a written agreement ("Plan Agreement") which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an award pursuant to the Plan, a grantee thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Plan Agreement.

2.2 Grant of Stock Options, Stock Appreciation Rights and Dividend Equivalent Rights

     2.2.1 The Committee may grant incentive stock options and nonqualified stock options (collectively, "options") to purchase shares of Common Stock from the Company, to such key persons, and in such amounts and subject to such terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan.

     2.2.2 The Committee may grant stock appreciation rights to such key persons, and in such amounts and subject to such terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan. The terms of a stock appreciation right may provide that it shall be automatically exercised for a cash payment upon the happening of a specified event that is outside the control of the grantee, and that it shall not be exercisable otherwise. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Plan. A stock appreciation right granted in connection with a nonqualified stock option may be granted at or after the time of grant of such option. A stock appreciation right granted in connection with an incentive stock option may be granted only at the time of grant of such option.

     2.2.3 The grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Plan Agreement, to receive from the Company an amount equal to (a) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over (b) the Fair Market Value of a share of Common Stock on the date of grant (or over the option exercise price if the stock appreciation right is granted in connection with an option), multiplied by (c) the number of shares with respect to which the stock appreciation right is exercised. Payment upon exercise of a stock appreciation right shall be in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, all as the Committee shall determine in its sole discretion. Upon the exercise of a stock appreciation right granted in connection with an option, the number of shares subject to the option shall be reduced by the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of an option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be reduced by the number of shares with respect to which the option is exercised.

     2.2.4 Each Plan Agreement with respect to an option shall set forth the amount (the "option exercise price") payable by the grantee to the Company upon exercise of the option evidenced thereby. The option exercise price per share shall be determined by the Committee in its sole discretion; provided, however, that the option exercise price of an incentive stock option shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted, and provided further that in no event shall the option exercise price be less than the par value of a share of Common Stock.

     2.2.5 Each Plan Agreement with respect to an option or stock appreciation right shall set forth the periods during which the award evidenced thereby shall be exercisable, whether in whole or in part. Such periods shall be determined by the Committee in its sole discretion; provided, however, that no incentive stock option (or a stock appreciation right granted in connection with an incentive stock option) shall be exercisable more than 10 years after the date of grant, and provided further that except as and to the extent that the Committee may otherwise provide pursuant to Section 3.1.3 or 3.7, no option or stock appreciation right shall be exercisable prior to the first anniversary of the date of grant.

     2.2.6 The Committee may in its sole discretion include in any Plan Agreement with respect to an option (the "original option") a provision that an additional option (the "additional option") shall be granted to any grantee who, pursuant to Section 2.3.5(b), delivers shares of Common Stock in partial or full payment of the exercise price of the original option. The additional option shall be for a number of shares of Common Stock equal to the number thus delivered, shall have an exercise price equal to the Fair Market Value of a share of Common Stock on the date of exercise of the original option, and shall have an expiration date no later than the expiration date of the original option. In the event that a Plan Agreement provides for the grant of an additional option, such Agreement shall also provide that the exercise price of the original option be no less than the Fair Market Value of a share of Common Stock on its date of grant, and that any shares that are delivered pursuant to
Section 2.3.5(b) in payment of such exercise price shall have been held for at least six months.

     2.2.7 The Committee may in its sole discretion include in any Plan Agreement with respect to an option, stock appreciation right or performance shares a dividend equivalent right entitling the grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such award is outstanding and unexercised, on the shares of Common Stock covered by such award if such shares were then outstanding. In the event such a provision is included in a Plan Agreement, the Committee shall determine whether such payments shall be made in cash or in shares of Common Stock, whether they shall be conditioned upon the exercise of the award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate.

     2.2.8 To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are first exercisable by any employee during any calendar year shall exceed $100,000, or such higher amount as may be permitted from time to time under section 422 of the Code, such options shall be treated as nonqualified stock options. In applying this provision, there shall be taken into account solely incentive stock options granted after December 31, 1986 to the employee under this Plan and under all other plans of the Company and any subsidiary thereof.

     2.2.9 Notwithstanding the provisions of Sections 2.2.4 and 2.2.5, an incentive stock option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of section 422(b)(6) of the Code) unless (a) at the time such incentive stock option is granted the option exercise price is at least 110% of the Fair Market Value of the shares subject thereto and (b) the incentive stock option by its terms is not exercisable after the expiration of 5 years from the date it is granted.

2.3  Exercise of Options and Stock Appreciation Rights

     Subject to the provisions of this Article II, each option or stock appreciation right granted under the Plan shall be exercisable as follows:

     2.3.1 Unless the Committee in its discretion provides otherwise in the applicable Plan Agreement, an option or stock appreciation right shall become exercisable in three substantially equal installments, the first of which shall become exercisable on the first anniversary of the date of grant and the remaining two of which shall become exercisable, respectively, on the second and third anniversaries of the date of grant.

     2.3.2 Unless the Committee in its discretion provides otherwise in the applicable Plan Agreement, once an installment becomes exercisable, it shall remain exercisable until expiration, cancellation or termination of the award.

     2.3.3 Unless the Committee in its discretion provides otherwise in the applicable Plan Agreement, an option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such award is then exercisable. A stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised.

     2.3.4 An option or stock appreciation right shall be exercised by the filing of a written notice with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe. In the case of a grantee of a stock appreciation right whose transactions in Common Stock are subject to
Section 16(b) of the 1934 Act, an election to exercise the stock appreciation right in whole or in part shall, to the extent required to conform to applicable interpretations of Rule 16b-3, occur no sooner than six months after the grant thereof, and shall be made irrevocably at least six months prior to such exercise unless both the election and the exercise are made in a single "window period" of 10 business days beginning on the third day following release of the Company's quarterly or annual summary statement of sales and earnings.

     2.3.5 Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased. Such payment shall be made: (a) by certified or official bank check (or the equivalent thereof acceptable to the Company) for the full option exercise price; or (b) with the consent of the Committee, by delivery of shares of Common Stock having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remaining portion of the full option exercise price; or (c) at the discretion of the Committee and to the extent permitted by law, by such other provision as the Committee may from time to time prescribe, including, without limitation, by a loan from the Company on such terms as the Committee shall determine.

     2.3.6 Promptly after receiving payment of the full option exercise price, or after receiving notice of the exercise of a stock appreciation right for which payment will be made partly or entirely in shares, the Company shall, subject to the provisions of Section 3.2, deliver to the grantee or to such other person as may then have the right to exercise the award, a certificate or certificates for the shares of Common Stock for which the award has been exercised. If the method of payment employed upon option exercise so requires, and if applicable law permits, an optionee may direct the Company to deliver the certificate(s) to the optionee's stockbroker.

     2.3.7 No grantee of an option or stock appreciation right (or other person having the right to exercise such award) shall have any of the rights of a stockholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares. Except as otherwise provided in Section 1.5.2, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

2.4  Termination of Employment; Death

     2.4.1 Except to the extent otherwise provided in Section 2.4.2 or 2.4.3 or in the applicable Plan Agreement, all options and stock appreciation rights not theretofore exercised shall terminate upon termination of the grantee's employment for any reason (including death).

     2.4.2 If a grantee's employment terminates for any reason other than death or dismissal for Cause, the grantee may exercise any outstanding option or stock appreciation right only on the following terms and conditions: (a) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of employment termination; and (b) exercise must occur within three months after employment terminates but in no event after the expiration date of the award as set forth in the Plan Agreement.

     2.4.3 If a grantee dies while employed by an Employer, or after employment termination but during the period in which the grantee's awards are exercisable pursuant to Section 2.4.2, any outstanding option or stock appreciation right shall be exercisable on the following terms and conditions: (a) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of death (taking into account any acceleration of exercisability by the Committee acting pursuant to its authority under Section 3.1.3); and (b) exercise must occur by the earlier of the first anniversary of the grantee's death or the expiration date of the award. Any such exercise of an award following a grantee's death shall be made only by the grantee's executor or administrator, unless the grantee's will specifically disposes of such award, in which case such exercise shall be made only by the recipient of such specific disposition. If a grantee's personal representative or the recipient of a specific disposition under the grantee's will shall be entitled to exercise any award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable Plan Agreement which would have applied to the grantee including, without limitation, the provisions of Sections
3.2 and 3.7 hereof.

2.5  Grant of Restricted Stock

     2.5.1 The Committee may grant restricted shares of Common Stock to such key persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its sole discretion, subject to the provisions of the Plan. Restricted stock awards may be made independently of or in connection with any other award under the Plan. A grantee of a restricted stock award shall have no rights with respect to such award unless such grantee accepts the award within such period as the Committee shall specify by executing a Plan Agreement in such form as the Committee shall determine and, if the Committee shall so require, makes payment to the Company by certified or official bank check (or the equivalent thereof acceptable to the Company) in such amount as the Committee may determine.

     2.5.2 Promptly after a grantee accepts a restricted stock award, the Company shall issue to the grantee a certificate or certificates for the shares of Common Stock covered by the award. Upon the issuance of such certificate(s), the grantee shall have the rights of a stockholder with respect to the restricted stock, subject also to the nontransferability restrictions and Company repurchase rights described in Sections 2.5.4 and 2.5.5, subject also in the Committee's discretion to a requirement that any dividends paid on such shares shall be held in escrow until all restrictions on such shares have lapsed, and subject also to any other restrictions and conditions contained in the applicable Plan Agreement.

     2.5.3 Unless the Committee shall otherwise determine, any certificate issued evidencing shares of restricted stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the applicable Plan Agreement.

     2.5.4 Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in this Plan or the applicable Plan Agreement. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the restricted stock shall lapse.

     2.5.5 During the 120 days following termination of the grantee's employment for any reason, the Company shall have the right to require the return of any shares to which restrictions on transferability apply, in exchange for which the Company shall repay to the grantee (or the grantee's estate) any amount paid by the grantee for such shares. In the event that the Company requires such a return of shares, it shall also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held, or otherwise.

2.6  Grant of Performance Shares

     2.6.1 The Committee may grant performance share awards to such key persons, and in such amounts and subject to such terms and conditions, as the Committee shall in its sole discretion determine, subject to the provisions of the Plan. Such an award shall entitle the grantee to acquire shares of Common Stock, or to be paid the value thereof in cash, as the Committee shall determine, if specified performance goals are met. Performance shares may be awarded independently of or in connection with any other award under the Plan. A grantee shall have no rights with respect to a performance share award unless such grantee accepts the award by executing a Plan Agreement at such time and in such form as the Committee shall determine.

     2.6.2 The grantee of a performance share award will have the rights of a shareholder only as to shares for which a certificate has been issued pursuant to the award and not with respect to any other shares subject to the award.

     2.6.3 Except as may otherwise be provided by the Committee at anytime prior to termination of employment, the rights of a grantee of a performance share award shall automatically terminate upon the grantee's termination of employment for any reason.

     2.6.4 At the discretion of the Committee, the applicable Plan Agreement may set out the procedures to be followed in exercising a performance share award or it may provide that such exercise shall be made automatically after satisfaction of the applicable performance goals.

     2.6.5 Except as otherwise specified by the Committee, (a) a performance share award granted in tandem with an option may be exercised only while the option is exercisable, (b) the exercise of a performance share award granted in tandem with any other award shall reduce the number of shares subject to such other award in the manner specified in the applicable Plan Agreement, and (c) the exercise of any award granted in tandem with a performance share award shall reduce the number of shares subject to the latter in the manner specified in the applicable Plan Agreement.


                                  ARTICLE III.
                                  MISCELLANEOUS

3.1  Amendment of the Plan; Modification of Awards

     3.1.1 The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any award theretofore made under the Plan without the consent of the grantee (or, upon the grantee's death, the person having the right to exercise the award).

     3.1.2 Shareholder approval shall be required with respect to any amendment which: (a) increases the aggregate number of shares which may be issued pursuant to incentive stock options or changes the class of employees eligible to receive such options; or (b) materially increases the benefits under the Plan to persons whose transactions in Common Stock are subject to Section 16(b) of the 1934 Act, materially increases the number of shares which may be issued to such persons, or materially modifies the eligibility requirements affecting such persons.

     3.1.3 The Committee may amend any outstanding Plan Agreement, including, without limitation, by amendment which would (a) accelerate the time or times at which the award becomes unrestricted or may be exercised, or (b) waive or amend any goals, restrictions or conditions set forth in the Agreement, or (c) extend the scheduled expiration date of the award. However, any such amendment (other than an amendment pursuant to Section 3.7.2) that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award shall be made only with the consent of the grantee or the grantee's legal representative (or, upon the grantee's death, the person having the right to exercise the award).

3.2  Restrictions

     3.2.1 If the Committee shall at anytime determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

     3.2.2 The term "Consent" as used herein with respect to any Plan Action means (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (b) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (c) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

3.3  Nonassignability

     No award or right granted to any person under the Plan or under any Plan Agreement shall be assignable or transferable other than by will or by the laws of descent and distribution. All rights granted under the Plan or any Plan Agreement shall be exercisable during the life of the grantee only by the grantee or the grantee's legal representative.

3.4  Requirement of Notification of Election Under Section 83(b) of the Code

     If any grantee shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in section 83(b)), such grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code section 83(b).

3.5 Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

     Each Plan Agreement with respect to an incentive stock option shall require the grantee to notify the Company of any disposition of shares of Common Stock issued pursuant to the exercise of such option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

3.6  Withholding Taxes

     3.6.1 Whenever cash is to be paid pursuant to an award under the Plan, the Company shall be entitled to deduct therefrom an amount sufficient in its opinion to satisfy all federal, state and other governmental tax withholding requirements related to such payment.

     3.6.2 Whenever shares of Common Stock are to be delivered pursuant to an award under the Plan, the Company shall be entitled to require as a condition of delivery that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related thereto. With the approval of the Committee, which it shall have sole discretion to grant, the grantee may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld. Such shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined (the "Tax Date"). Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an award. To the extent required for such a withholding of stock to qualify for the exemption available under Rule 16b-3, such an election by a grantee whose transactions in Common Stock are subject to Section 16(b) of the 1934 Act shall be: (a) subject to the approval of the Committee in its sole discretion; (b) irrevocable; (c) made no sooner than six months after the grant of the award with respect to which the election is made; and (d) made at least six months prior to the Tax Date unless such withholding election is in connection with exercise of an option and both the election and the exercise occur prior to the Tax Date in a "window period" of 10 business days beginning on the third day following release of the Company's quarterly or annual summary statement of sales and earnings.

3.7  Change in Control

     3.7.1 For purposes of this Section 3.7, a "Change In Control" shall be deemed to have occurred upon the happening of any of the following events: (a) any "person," including a "group," as such terms are defined in Sections 13(d) and 14(d) of the 1934 Act and the rules promulgated thereunder, becomes the beneficial owner, directly or indirectly, whether by purchase or acquisition or agreement to act in concert or otherwise, of 30% or more of the outstanding shares of Common Stock of the Company and Apollo Related Accounts are collectively the beneficial owner of less than 30% of such shares; (b) a cash tender or exchange offer for 50% or more of the outstanding shares of Common Stock of the Company is commenced other than by the Company; (c) the shareholders of the Company approve an agreement to merge the company with or consolidate it into another corporation such that the Company is not the surviving entity, liquidate the Company, or sell all or substantially all of the assets of the Company; or (d) two or more directors are elected to the Board without having previously been nominated and approved (x) by the members of the Board incumbent on the day immediately preceding such election or (y) by one or more Apollo Related Accounts exercising rights of a majority shareholder under the Certificate of Incorporation and/or By-laws of the Company. For purposes of this Section 3.7. 1, "Apollo Related Accounts" are:

          (i) Apollo Advisors, L.P. (a limited partnership the general partner of which is Apollo Capital Management, Inc.) and its successors, and

          (ii) any investment fund, investment amount or investment entity whose investing manager or general partner, or any controlling principal thereof, at the time this definition is applied, is Apollo Advisors, L.P. (or its successors) or a person directly or indirectly controlling or controlled by or under common control with Apollo Advisors, L.P. (or its successors), provided that any investment in the Company's securities or acquisition of control of the Company by such investment fund, investment account or investment entity is made at the direction of Apollo Advisors, L.P. (or its successors) or a person directly or indirectly controlling or controlled by or under common control with Apollo Advisors, L.P. (or its successors).

For purposes of this definition, "control", when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have the correlative meanings.

     3.7.2 Upon the happening of a Change in Control:

          (a) notwithstanding any other provision of this Plan, any option or stock appreciation right then outstanding whose date of grant was at least one year prior to the date of the Change in Control shall become fully vested and immediately exercisable;

          (b) to the extent permitted by law, the Committee may, in its sole discretion, amend any Plan Agreement in such manner as it deems appropriate, including, without limitation, by amendments that advance the dates upon which any or all outstanding shares of restricted stock shall become free of restrictions or upon which any or all outstanding performance share awards shall become payable, or that advance the dates upon which any or all outstanding awards of any type shall terminate.

     3.7.3 Whenever deemed appropriate by the Committee, any action referred to in Section 3.7.2(b) may be made conditional upon the consummation of the applicable Change in Control transaction.

3.8  Right of Discharge Reserved

     Nothing in the Plan or in any Plan Agreement shall confer upon any grantee the right to continue in the employ of an Employer or affect any right which an Employer may have to terminate such employment.

3.9  Nature of Payments

     3.9.1 Any and all grants of awards and issuances of shares of Common Stock under the Plan shall be in consideration of services performed for one or more Employers by the grantee.

     3.9.2 All such grants and issuances shall constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of any Employer or under any agreement between an Employer and the grantee, unless such plan or agreement specifically provides otherwise.

3.10 Non-Uniform Determinations

     The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan agreements, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and (c) the treatment of leaves of absence pursuant to Section 1.6.5.

3.11 Other Payments or Awards

     Nothing contained in the Plan shall be deemed in any way to limit or restrict any Employer from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.12 Section Headings

     The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said sections.

3.13 Effective Date and Term of Plan

     3.13.1 The Company was the debtor and debtor in possession in a Chapter 11 proceeding before the United States Bankruptcy Court for the Southern District of New York (Case No. 92B45993); the Plan was included as part of the Plan of Reorganization of the Company submitted to such Court, and the Plan became effective, and was deemed approved by the shareholders of the Company, on June 30, 1993, the Effective Date of such Plan of Reorganization.

     3.13.2 Unless sooner terminated by the Board, the provisions of the Plan respecting the grant of incentive stock options shall terminate on the tenth anniversary of the date determined pursuant to Section 3.13.1., and no incentive stock option awards shall thereafter be made under the Plan. All such awards made under the Plan prior to its termination shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Plan Agreements.

3.14 Governing Law

     All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

--------------------------------------------------------------------------------

                              ARIS INDUSTRIES, INC.
                                475 FIFTH AVENUE
                            NEW YORK, NEW YORK 10017

                                      PROXY

     The undersigned Stockholder hereby appoints Charles S. Ramat and Robert A. Katz, and each or any of them, proxies for the undersigned, with full power of substitution, to appear and vote all of the shares of stock of Aris Industries, Inc., a New York corporation (the "Company"), which the undersigned would be entitled to vote if personally present, and otherwise act with the same force and effect as the undersigned, at the Annual Meeting of Stockholders of the Company to be held at Chase Manhattan Bank, 270 Park Avenue, 11th Floor, Conference Room "C", New York, New York on Thursday, July 9, 1998, 10:00 A.M. and at any adjournments thereof, and to take action on the proposals set forth below and any other business that may lawfully come before the meeting. Unless a contrary direction is indicated, this proxy will be voted "FOR" the proposals set forth below. If specific instructions are indicated, this proxy will be voted in accordance therewith. In his discretion, each proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. The Board of Directors does not presently know of any other matters coming before the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE PROPOSALS SET FORTH BELOW. THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

     The undersigned hereby revokes any proxies heretofore given to vote or act in respect of any shares of Stock of the Company and acknowledges receipt of the Notice of Annual Meeting of Shareholders. This proxy is revocable; however, it will remain valid until canceled by a writing delivered to the Secretary of Aris Industries, Inc. The shares represented by this proxy will be voted as directed by the Stockholder herein. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR" THE PROPOSALS SET FORTH BELOW.

                                                                 -----------
                                                                 SEE REVERSE
                                                                     SIDE
                                                                 -----------

                  (Continued and to be signed on reverse side)

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Please mark your votes as in this example.
                 -----
                   X
                 -----
1.  Election of Directors

FOR ALL NOMINEES LISTED AT RIGHT
(EXCEPT AS MARKED TO THE CONTRARY BELOW)

               |_|

WITHHOLD AUTHORITY TO VOTE FOR ALL
NOMINEES LISTED AT RIGHT

               |_|

NOMINEES:

               Charles S. Ramat
               John J. Hannan
               Edward M. Yorke
               Robert A. Katz
               David N. Schreiber

INSTRUCTIONS: To withhold authority to vote for any individual nomineee, write that nominee's name in the space provided below:

-------------------------------------------------


2. Ratification of the selection of Deloitte & Touch, LLP as independent auditors of the Company for the fiscal year ending December 31, 1998.

              |_| For            |_|  Against          |_|  Abstain

3. Ratification of the amendment of the Aris Industries, Inc. 1993 Stock Incentive Plan to increase the maximum shares reserved for grants and awards under such Plan from 1,200,000 to 3,500,000 shares.

              |_| For            |_|  Against          |_|  Abstain

4. Ratification of the grant of 750,000 options (subject to achievement of vesting requirements) under the Aris 1993 Stock Incentive Plan to Charles
     S. Ramat, Chairman, President and Chief Executive Officer of Aris.

              |_| For            |_|  Against          |_|  Abstain

5. In the discretion of the proxies, upon all other matters coming before the meeting.

SIGNATURE(S)_________________________________ DATED: ____________________, 1998

(NOTE: Please sign exactly as your names appear on the stock certificate, and when signing as attorney, executor, administrator, trustee or guardian, give full title as such. If the signer is a corporation, sign the full corporate name by duly authorized officer.)

--------------------------------------------------------------------------------